Exhibit 99.3


CADWALADER, WICKERSHAM & TAFT LLP
One World Financial Center
New York, New York  10281
Telephone:  (212) 504-6000
Facsimile:  (212) 504-6666
Deborah Piazza (DP 6640)
         - and-
1201 F Street N.W., Suite 1100
Washington, DC  20004
Telephone:  (202) 862-2200
Facsimile:  (202) 862-2400
Mark C. Ellenberg (ME 6927)
         - and-
LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, NJ 07068
Telephone:  (973) 597-2500
Facsimile:  (973) 597-2400
Kenneth A. Rosen (KR 4963)
Sharon L. Levine (SL 2109)
Co-Counsel for the Debtor and Debtor-in-Possession



                         UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

---------------------------------------
IN RE:                                 |      TRENTON VICINAGE
                                       |
ABLE LABORATORIES, INC.,               |      CHAPTER 11
                                       |
                               DEBTOR. |      CASE NO. 05-33129 (RTL)
                                       |
---------------------------------------


                    ORIGINAL DISCLOSURE STATEMENT PURSUANT TO
                 SECTION 1125 OF THE BANKRUPTCY CODE DESCRIBING
            CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY THE DEBTOR

            PLEASE READ THIS DISCLOSURE STATEMENT CAREFULLY. THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE DEBTOR'S PLAN OF REORGANIZATION WHICH IS ATTACHED HERETO AS EXHIBIT "B." THE DEBTOR BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST INTEREST OF THE CREDITORS AND THAT THE PLAN IS FAIR AND EQUITABLE. THE DEBTOR URGES THAT THE VOTER ACCEPT THE PLAN.



 Dated:   Cranbury, New Jersey
          As of February 27, 2006

                                                ABLE LABORATORIES, INC.



                                            By: /s/Richard M. Shepperd
                                                ----------------------
                                                Name: Richard M. Shepperd
                                                Title: Director of Restructuring

                                IMPORTANT NOTICE

            This Disclosure Statement and its related documents are the only documents authorized by the Bankruptcy Court to be used in connection with the solicitation of votes to accept the Plan. No representations have been authorized by the Bankruptcy Court concerning the Debtor, its business operations or the value of its assets, except as explicitly set forth in this Disclosure Statement.

            Please refer to the Glossary which is annexed hereto as Exhibit A and the Plan for definitions of the capitalized terms used but not defined in this Disclosure Statement.

            The Debtor reserves the right to file an amended Plan and Disclosure Statement from time to time. The Debtor urges you to read this Disclosure Statement carefully for a discussion of voting instructions, recovery information, Classification of Claims and Equity Interests, the history of the Debtor and the Chapter 11 Case, the Debtor's business, properties and sale of its on-going business operations, historical and projected financial results and a summary and analysis of the Plan.

            The Plan and this Disclosure Statement have not been required to be prepared in accordance with federal or state securities laws or other applicable nonbankruptcy law. Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of the Plan or has passed on the accuracy or adequacy of this Disclosure Statement. Any representation to the contrary is a criminal offense.

            This Disclosure Statement contains only a summary of the Plan. This Disclosure Statement is not intended to replace the careful and detailed review and analysis of the Plan, only to aid and supplement such review. This Disclosure Statement is qualified in its entirety by reference to the Plan, the Plan Supplement and the exhibits attached thereto and the agreements and documents described therein. If there is a conflict between the Plan and this Disclosure Statement, the provisions of the Plan will govern. You are encouraged to review the full text of the Plan and Plan Supplement and to read carefully the entire Disclosure Statement, including all exhibits, before deciding how to vote with respect to the Plan.

            Except as otherwise indicated, the statements in this Disclosure Statement are made as of the date indicated on the cover and the delivery of this Disclosure Statement will not imply that the information contained in this Disclosure Statement is correct at any time after that date. Estimates of Claims and Equity Interests in this Disclosure Statement may vary from the final amounts of Claims or Equity Interests allowed by the Bankruptcy Court.

            You should not construe this Disclosure Statement as providing any legal, business, financial or tax advice. You should, therefore, consult with your own legal, business, financial and tax advisors as to any such matters in connection with the Plan, the solicitation of votes on the Plan and the transactions contemplated by the Plan.

            As to any contested matters, adversary proceedings or other actions or threatened actions, this Disclosure Statement is not, and is in no event to be construed as, an admission or stipulation. Instead, this Disclosure Statement is, and is for all purposes to be construed as, solely and exclusively a statement made in settlement negotiations. The settlements and compromises described in the Plan and this Disclosure Statement remain subject to ongoing negotiations with the respective parties.

                           FORWARD-LOOKING INFORMATION

            This Disclosure Statement includes forward-looking statements based largely on the Debtor's current expectations and projections about future events affecting the wind-down of the Debtor's business and certain bankruptcy considerations. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Disclosure Statement may not occur and actual results could differ materially from those anticipated in the forward-looking statements. Neither the Debtor nor any other person undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT NOTICE................................................................................................

FORWARD-LOOKING INFORMATION.....................................................................................

I. INTRODUCTION.................................................................................................

         A.       Purpose of This Document......................................................................

         B.       Confirmation Procedures.......................................................................

                  1.       Time and Place of the Confirmation Hearing...........................................

                  2.       Deadline for Voting for or Against the Plan..........................................

                  3.       Deadline For Objecting to the Confirmation of the Plan...............................

                  4.       Identity of Person to Contact for More Information Regarding the Plan................

         C.       Disclaimer....................................................................................

II. BUSINESS DESCRIPTION AND REASONS FOR CHAPTER 11.............................................................

         A.       Historical Background.........................................................................

                  1.       Commencement of Case.................................................................

                  2.       Employment of the Debtor's Professionals.............................................

                  3.       Formation of the Committee...........................................................

                  4.       Description of the Business of the Debtor Prior to the Commencement Date.............

                  5.       Events Leading up to the Chapter 11 Case.............................................

                  6.       The Debtor's Capital Structure as of the Commencement Date...........................

                  7.       Amerisource Security Interest........................................................

                  8.       The Debtor's New Management Team.....................................................

                  9.       Summary of Certain Major Events Following the Commencement Date......................

         B.       Filing of Schedules/Bar Date For Filing Proofs of Claim and Equity Interests..................

III. CONTINUATION OF THE DEBTOR.................................................................................

IV. THE PROPOSED PLAN: TREATMENT OF CREDITORS AND SHAREHOLDERS..................................................

         A.       Summary of the Plan...........................................................................

         B.       Treatment of Creditors and Interest Holders Under the Proposed Plan...........................

         C.       Unclassified Claims...........................................................................

                  1.       Administrative Expenses and Fees of the Debtor.......................................

                  2.       Allowed Priority Tax Claims..........................................................

         D.       Summary of Classification and Treatment.......................................................

         E.       Description of the Classes....................................................................

                  1.       Secured Claims (Class 1).............................................................

                  2.       Priority Non-Tax Claims (Class 2)....................................................

                  3.       General Unsecured Claims (Class 3)...................................................

                  4.       Convenience Claims (Class 4).........................................................

                  5.       Subordinated Claims (Class 5)........................................................

                  6.       Equity Interests (Class 6)...........................................................

         F.       Reservation of "Cram Down" Rights.............................................................

         G.       Means of Effectuating the Plan................................................................

                  1.       Funding for the Plan.................................................................

                  2.       Post-confirmation Management.........................................................

V. OTHER ASPECTS OF THE PLAN....................................................................................

         A.       Distributions Under the Plan..................................................................

                  1.       Disbursing Agent.....................................................................

                  2.       Timing and Conditions of Distributions...............................................

                  3.       Procedures for Treating Disputed Claims Under the Plan...............................

         B.       Treatment of Executory Contracts and Unexpired Leases.........................................

                  1.       Contracts and Leases Not Expressly Assumed Are Rejected..............................

                  2.       Cure of Defaults.....................................................................

                  3.       Rejection Claims.....................................................................

         C.       Discharge and Releases........................................................................

         D.       Miscellaneous Provisions......................................................................

         E.       Changes in Rates Subject to Regulatory Commission Approval....................................

         F.       Retention of Jurisdiction.....................................................................

         G.       Effective Date................................................................................

         H.       Modification..................................................................................

         I.       Risk Factors Attendant Upon Consummation of the Plan..........................................

VI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.........................................................

         A.       Tax Consequences to Holders of General Unsecured Claims.......................................

                  1.       Gain or Loss.........................................................................

                  2.       Disputed Claims Reserves.............................................................

                  3.       Withholding and Reporting Requirements...............................................

         B.       Consequences to the Debtor....................................................................

VII. CONFIRMATION REQUIREMENTS AND PROCEDURES...................................................................

         A.       Who May Vote or Object........................................................................

                  1.       Who May Object to Confirmation of the Plan...........................................

                  2.       Who May Vote to Accept/Reject the Plan...............................................

                  3.       Who Is Not Entitled to Vote..........................................................

                  4.       Who Can Vote in More Than One Class..................................................

                  5.       Votes Necessary to Confirm the Plan..................................................

                  6.       Votes Necessary for a Class to Accept the Plan.......................................

                  7.       Treatment of Nonaccepting Classes....................................................

                  8.       Request for Confirmation Despite Nonacceptance by Impaired Class(es).................

VIII. VOTING PROCEDURES AND REQUIREMENTS........................................................................

         A.       Vote Required for Acceptance by a Class.......................................................

         B.       Classes Not Entitled to Vote..................................................................

         C.       Voting........................................................................................

IX. CONFIRMATION OF THE PLAN....................................................................................

         A.       Confirmation Hearing..........................................................................

         B.       Acceptance of the Plan........................................................................

         C.       No Unfair Discrimination/Fair and Equitable Test..............................................

         D.       The Best Interests Test and Liquidation Analysis..............................................

         E.       Feasibility...................................................................................

         F.       Confirmation..................................................................................

                  1.       Conditions to the Effective Date.....................................................

                  2.       Waiver of Conditions.................................................................

X. ALTERNATIVES TO THE PLAN.....................................................................................

         A.       Liquidation Under Chapter 7...................................................................

         B.       Alternative Chapter 11 Plan...................................................................

         C.       Certain Risk Factors..........................................................................

XI. EFFECT OF CONFIRMATION OF PLAN..............................................................................

         A.       Effect of Confirmation........................................................................

                  1.       Release of Assets....................................................................

                  2.       Binding Effect.......................................................................

                  3.       Injunction Against Asserting Claims or Interests.....................................

                  4.       Termination of Stays.................................................................

                  5.       Rights of Action.....................................................................

         B.       Discharge.....................................................................................

         C.       Modification of Plan..........................................................................

         D.       Post-Confirmation Conversion/Dismissal........................................................

         E.       Payment of Statutory Fees.....................................................................

XII. CONCLUSION.................................................................................................

EXHIBIT A  GLOSSARY.............................................................................................

EXHIBIT B  PLAN OF ABLE LABORATORIES, INC.......................................................................

EXHIBIT C  LIQUIDATION ANALYSIS.................................................................................

EXHIBIT D  LITIGATION SCHEDULE..................................................................................

                                       I.

                                  INTRODUCTION

            Able Laboratories, Inc. ("Able" or, the "Debtor") is the Debtor in a Chapter 11 bankruptcy case. On July 18, 2005, Able commenced a bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code ("Code"), 11 U.S.C. ss.101, et seq. Chapter 11 of the Code allows the Debtor, and under some circumstances, creditors and other parties in interest, to propose a plan of reorganization (the "Plan"). The Plan may provide for the Debtor to reorganize by continuing to operate, to liquidate by selling assets of the estate, or a combination of both. The Debtor is proposing the Plan that was sent to you in the same envelope as this document. THE DOCUMENT YOU ARE READING IS THE DISCLOSURE STATEMENT FOR THE PLAN WHICH IS ANNEXED HERETO AS EXHIBIT B.

            The Plan is a plan of reorganization proposed by the Debtor. The proposed Plan provides for the completion of FDA compliance, wind up of affairs and conversion of all of the Debtor's assets to cash and the distribution of the net proceeds realized therefrom to creditors in accordance with the priorities established by the Bankruptcy Code. The projected Effective Date of the proposed Plan is [________], 2006.

      A. Purpose of This Document

            This Disclosure Statement summarizes the information contained in the Plan, and provides certain information relating to the Plan and the process the Court follows in determining whether or not to confirm the Plan.

            The Debtor is soliciting votes to accept or reject the Plan. The overall purpose of the Plan is to provide for the distribution of the Debtor's assets in accordance with the provisions of the Bankruptcy Code. Please refer to the Glossary and the Plan for definitions of terms used but not defined in this Disclosure Statement.

            The purpose of this Disclosure Statement is to provide sufficient information to enable each creditor who is entitled to vote to make an informed decision on whether to accept or reject the Plan.

            This Disclosure Statement describes:

            o     the Plan and treatment of Allowed Claims (Section IV);

            o procedures for voting on the Plan, and who is entitled to vote (Sections VII and VIII);

            o the former business of the Debtor, the reasons for commencing its Chapter 11 Case and significant events that have occurred in the Chapter 11 Case (Section II);

            o how distributions under the Plan will be made and the manner in which Disputed Claims will be resolved (Section V);

            o the procedure and requirements for confirming the Plan (Section VII);

            o     alternatives to the Plan (Section X);

            o     certain federal tax considerations (Section VI).

            READ THIS DISCLOSURE STATEMENT CAREFULLY TO LEARN:

            (1)   WHO CAN VOTE OR OBJECT,

            (2) THE PROPOSED TREATMENT OF YOUR CLAIM (i.e., what your claim will receive if the Plan is confirmed), AND HOW THIS TREATMENT COMPARES TO WHAT YOU WOULD RECEIVE IN LIQUIDATION,

            (3) THE HISTORY OF THE DEBTOR AND SIGNIFICANT EVENTS DURING THE BANKRUPTCY,

            (4) WHAT THE COURT WILL CONSIDER WHEN DECIDING WHETHER TO CONFIRM THE PLAN,

            (5)   THE EFFECT OF CONFIRMATION, AND

            (6)   THE FEASIBILITY OF THE PLAN.

            This Disclosure Statement cannot tell you everything about your rights. You should consider consulting your own lawyer to obtain more specific advice on how this Plan will affect you and what is the best course of action for you.

            Be sure to read the Plan as well as the Disclosure Statement. If there are any inconsistencies between the Plan and the Disclosure Statement, the Plan provisions will govern.

            Code Section 1125 requires a Disclosure Statement to contain "adequate information" concerning the Plan. The term "adequate information" is defined in Code Section 1125(a) as "information of a kind, and in sufficient detail," about a debtor and its operations "that would enable a hypothetical reasonable investor typical of holders of claims or interests" of the debtor to make an informed judgment about accepting or rejecting the Plan. The Bankruptcy Court (the "Court") has determined that the information contained in this Disclosure Statement is adequate, and it has approved this document in accordance with Code Section 1124.

            This Disclosure Statement is provided to each creditor whose claim has been scheduled by the Debtor or who has filed a proof of claim against the Debtor and to each interest holder of record as of the date of approval of this Disclosure Statement. Under the Bankruptcy Code, your acceptance of the Plan may not be solicited unless you receive a copy of this Disclosure Statement prior to or concurrently with such solicitation.

            The Plan Supplement will be filed with the Bankruptcy Court no fewer than seven (7) days prior to the deadline to file ballots for the Plan and objections to the Plan.

            This Disclosure Statement, the attached exhibits, the Plan and the Plan Supplement are the only materials that you should use in determining whether to vote to accept or reject the Plan. The summaries of the Plan and other information related to the wind up of the Debtor is qualified in its entirety by the Plan, its exhibits, and the documents and exhibits contained in the Plan Supplement.

      B. Confirmation Procedures

      Persons Potentially Eligible to Vote on the Plan

            In determining acceptance of the Plan, votes will only be counted if submitted by a creditor whose claim is duly scheduled by the Debtor as undisputed, non-contingent and liquidated, or who, prior to the hearing on confirmation of the Plan, has filed with the Court a proof of claim which has not been disallowed prior to computation of the votes on the Plan. The Ballot Form that you received does not constitute a proof of claim. If you are uncertain whether your claim has been correctly scheduled, you should check the Debtor's Schedules, which are on file at the office of the Clerk of the Bankruptcy Court located at: United States Bankruptcy Court, U.S. Court House, 402 East State Street, Trenton, New Jersey 08608. You may also review the Debtor's schedules via the Bankruptcy Court's electronic case management system at http://www.njb.uscourts.gov/. The Clerk of the Bankruptcy Court will not provide this information by telephone.

            THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON THE DEBTOR AND ON ALL CREDITORS AND INTEREST HOLDERS IN THIS CASE.

--------------------------------------------------------------------------------
                              Classes Entitled to Vote on the Plan

      o Classes 1 (Secured Claims), 3 (General Unsecured Claims) and 4 (Convenience Claims) are impaired under the Plan and entitled to vote on the Plan.

      o Class 2 (Priority Non-Tax Claims) is unimpaired under the Plan, is deemed to have accepted the Plan and will not be entitled to vote on the Plan.

      o Classes 5 (Subordinated Claims) and 6 (Stockholder Interests) likely will not receive any distribution under the Plan. The holders of Claims or Interests in these Classes are deemed to reject the Plan and are not entitled to vote on the Plan.

            See Section IV of this Disclosure Statement for a description of the Classes of Claims and Equity Interests and the treatment of each Class under the Plan.

--------------------------------------------------------------------------------


            The Bankruptcy Code provides that only Claims actually voted will be counted for purposes of determining whether the requisite acceptances of the Plan are received. Failure to timely deliver a properly completed ballot with respect to any Claim entitled to vote will constitute an abstention and that Claim will not be counted for the purpose of approving the Plan.

--------------------------------------------------------------------------------
                         Voting Deadline and Record Date

The last day to vote to accept or reject the Plan is [________], 2006. All votes must be received by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attn: Timothy R. Wheeler, Esq., by 5:00 p.m. (Eastern Time) on that day.

The record date for determining which creditors may vote on the Plan is [_______], 2006.

--------------------------------------------------------------------------------

            The Debtor believes that the Plan provides the best opportunity for creditors to maximize their recoveries. The Debtor also believes that the Plan provides for the fair and equitable distribution of the Debtor's assets in accordance with the Bankruptcy Code.

--------------------------------------------------------------------------------
                             Voting Recommendations

The Debtor believes that confirmation of the Plan is the best opportunity for creditors to maximize their recoveries. The Debtor encourages its creditors entitled to vote to accept the Plan.

--------------------------------------------------------------------------------


            Please contact Timothy R. Wheeler, Esq. at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, (973) 597-2500, with any questions relating to voting on the Plan. Additional copies of this Disclosure Statement and, when filed, copies of the Plan Supplement are available upon request made to Timothy Wheeler, Esq., at the following address:

               -------------------------------------------------
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                         ATTN: Timothy R. Wheeler, Esq.
               -------------------------------------------------


      Important Deadlines and Information to Note

            1. Time and Place of the Confirmation Hearing

            The hearing at which the Court will determine whether to confirm the Plan will take place on [__________], 2006, at ___ __.m., at the United States Bankruptcy Court, District of New Jersey, Clarkson S. Fisher U.S. Courthouse, Courtroom #8, 402 East State Street, Trenton, New Jersey 08608.

            2. Deadline for Voting for or Against the Plan

            If you are entitled to vote, it is in your best interest to timely vote on the enclosed ballot and return the ballot in the enclosed envelope to Timothy R. Wheeler, Esq. at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.

            Your ballot must be received by [_______], 2006 or it will not be counted.

            3. Deadline For Objecting to the Confirmation of the Plan

            Objections to the confirmation of the Plan must be filed with the Court and served upon the following parties: (i) Able Laboratories, Inc., 1 Able Drive, Cranbury, New Jersey 08512-0869, Attn: Richard M. Shepperd; (ii) Cadwalader, Wickersham & Taft LLP, 1201 F Street N.W., Suite 1100, Washington, DC 20004, Attn: Mark C. Ellenberg, Esq., co-counsel to the Debtor and Debtor-in-Possession; (iii) Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attn: Deborah J. Piazza, Esq., co-counsel to the Debtor and Debtor-in-Possession; (iv) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attn: Sharon Levine, Esq., co-counsel to the Debtor and Debtor-In-Possession, (v) Duane Morris LLP, 744 Broad Street, Suite 1200, Newark, New Jersey 07102, Attn: Walter Greenhalgh, Esq., counsel to the Committee, and (vi) Office of the United States Trustee, One Newark Center, Suite 2100, Newark, New Jersey 07102, Attn: Fran B. Steele, Esq., in each case so as to be actually received no later than 4 p.m. (Eastern
Time) on [_________], 2006.

            4. Identity of Person to Contact for More Information Regarding the Plan

            Any interested party desiring further information about the Plan should contact Timothy R. Wheeler, Esq. at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, (973) 597-2500.

            C. Disclaimer

            The financial data relied upon in formulating the Plan is based on the books and records of the Debtor unless otherwise indicated. The information contained in this Disclosure Statement is provided by John Palmer, Controller; Richard Matthews Shepperd, Director of Restructuring; and Iva Klemick, Vice President of Operations. The Debtor represents that the information contained in the Disclosure Statement is true to the Debtor's best knowledge, information and belief as of the date of the submission of the Disclosure Statement.

            PLEASE NOTE THAT THE APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A RULING ON THE MERITS, FEASIBILITY OR DESIRABILITY OF THE PLAN.

                                       II.

                 BUSINESS DESCRIPTION AND REASONS FOR CHAPTER 11

      A. Historical Background

            The following is a discussion of certain pertinent events that have occurred prior to and during this chapter 11 Case.

            1. Commencement of Case

            On July 18, 2005, Able commenced a voluntary case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

            2. Employment of the Debtor's Professionals

            On the Commencement Date, the Debtor filed applications to retain Cadwalader, Wickersham & Taft LLP and Lowenstein Sandler PC, as counsel for the Debtor, and Arnold & Porter LLP, as special regulatory and law enforcement counsel for the Debtor. On July 28, 2005, the Bankruptcy Court entered final orders approving the retention of each of these professionals.

            3. Formation of the Committee

            On August 2, 2005, the United States Trustee for the District of New Jersey appointed the Committee. The Committee currently consists of the following seven members: (i) Cardinal Health, (ii) Criterion Software, LLC,
(iii) Ivax Corporation, (iv) McKesson Corporation, (v) Rite Aid Corporation,
(vi) Siegfried (USA), Inc., and (vii) Waters Corporation. By order of the Bankruptcy Court dated August 19, 2005, the Committee retained Duane Morris LLP as its counsel.

            4. Description of the Business of the Debtor Prior to the Commencement Date

            From its acquisition by DynaGen, Inc. ("DynaGen") in 1996, Able's business was to develop, manufacture and sell generic drugs. Until certain recent regulatory events, discussed below, Able's product line included a broad range of prescription pharmaceutical products in solid oral dosage, liquid oral dosage and suppository form. Able's products were sold primarily through direct sales efforts to drug wholesalers, distributors and retail drug chains.

            From DynaGen's inception in 1988 until 1996, DynaGen focused primarily on developing new drugs and licensing the resulting products and technologies to others. Beginning in 1996, DynaGen began shifting its focus and through acquiring three separate companies became a generic drug manufacturing and distribution business. Generic drug development, manufacturing and distribution is a highly competitive business, and there were several companies with substantially greater resources that competed with DynaGen. DynaGen's distribution businesses sold mostly its competitors' products and the combination of manufacturing and distribution business did not create the strategic advantages it was seeking. DynaGen found that it was divided both financially and managerially. As its financial performance failed to meet the expectations of Fleet Capital, its senior lender, Fleet restricted DynaGen's borrowing ability and as a result it faced a working capital shortage. After careful analysis, DynaGen decided to divest its distribution operations and continue only as a generic drug development and manufacturing company selling only its own products to customers. In May 2001, DynaGen merged with its wholly-owned subsidiary, Able, and changed its name to Able Laboratories, Inc.

            Because generic drugs are the chemical and therapeutic equivalents of brand-name drugs, they must meet the same governmental quality standards, including as prescribed by applicable United States Food and Drug Administration ("FDA") regulations, as the brand-name drugs for which they substitute. Able, as a generic drug manufacturer, could manufacture and market a generic drug only if the patent or other government-mandated exclusivity period for the brand-name equivalent has expired. Generic drugs are typically sold under their generic chemical names at prices significantly below those of their brand-name equivalents. Able marketed its generic drug products under its Able Laboratories label, as well as under private label arrangements.

            For the fiscal year ended December 31, 2004, Able reported revenues of $103.2 million and net income of $14.6 million. As of March 31, 2005, Able reported cash and cash equivalents of $16.8 million and total liabilities of $9.4 million. As of the Commencement Date, Able was not generating income or revenue and therefore its cash and cash equivalent amounts significantly decreased. As of July 17, 2005, Able had cash and cash equivalents of approximately $4 million.

            5. Events Leading up to the Chapter 11 Case

            On May 23, 2005, Able announced that it had suspended manufacturing operations and was recalling its product line due to concerns by the FDA about laboratory practices and compliance with standard operating procedures. Able ceased manufacturing as an additional precaution while it completed an investigation and ensured that its operations were in compliance with regulatory guidelines. As Able stated in its press release issued on May 23, 2005, an internal review found "apparent departures from standard operating procedures with respect to certain laboratory testing practices." In addition to the suspension of shipments and manufacturing and the recall of all its products, Able withdrew ten (10) generic-drug applications pending approval.

            Further disruptions included the resignation of Able's chief executive officer and chairman of the board, and chief operating officer, all in May 2005. On or about July 6, 2005, Able received and quickly responded to an FDA list of Inspectional Observations (Form FDA 483) in connection with the events that led to the recall. Able actively pursued a consent decree with the FDA to provide an FDA-sanctioned means for Able to address inspectional observations, improve the quality of its systems and controls, and, subject to FDA authorization, reintroduce products to the market.

            6. The Debtor's Capital Structure as of the Commencement Date

            Prior to the Commencement Date, Able had a $20 million revolving credit agreement with Citizens National Bank of Massachusetts ("Citizens"). Following the product recall, in or about May 2005, Citizens notified Able that it was in default on the credit facility and that all availability under the revolving credit facility was terminated. At that time, there were no unpaid amounts outstanding under the credit facility. There was, however, a $1.3 million letter of credit outstanding, which was issued in favor of the landlord for Able's headquarters building located in Cranbury, New Jersey. Able's contingent obligation to reimburse Citizens in the event the letter of credit was drawn was secured by substantially all of Able's assets, including accounts receivable, inventory, furniture, fixtures, equipment and intellectual property. The landlord subsequently drew down the letter of credit, and Able repaid Citizens $1.3 million.

            7. Amerisource Security Interest

            Prior to the Commencement Date, Able and AmerisourceBergen Corporation ("AmerisourceBergen"), a distributor of pharmaceuticals, entered into an agreement for the purchase of products by Able for research purposes. The agreement included a security interest in all personal property of Able, which security interest AmerisourceBergen duly perfected. After the Commencement Date, AmerisourceBergen asserted that the security interest applied not only to amounts owed by Able under the agreement to purchase products from AmerisourceBergen, but also to amounts owed by Able under the agreements pursuant to which AmerisourceBergen purchased products from Able. Because the recall of Able's products required the return of products purchased by AmerisourceBergen, Able owed AmerisourceBergen substantial credits under the purchase agreements. On July 28, 2005, the Bankruptcy Court made a preliminary finding that the AmerisourceBergen security interest applied to the agreements pursuant to which AmerisourceBergen purchased products from Able and, accordingly, AmerisourceBergen's claim for credits for returned products was secured by all personal property of Able, including all of its cash. Able subsequently commenced an adversary proceeding to have the security interest avoided or declared inapplicable to the credits. The matter remains pending. Accordingly, the amount of AmerisourceBergen's secured claim, if any, is not yet determined.

            8. The Debtor's New Management Team

            In or about July, 2005, Able hired a new management team to lead it through the chapter 11 process. The new management team consisted of Paul Cottone, as Chief Restructuring Officer, and Richard Shepperd, as Director of Restructuring. Mr. Cottone and Mr. Shepperd both have extensive knowledge of the chapter 11 process and the generic drug industry. On August 15, 2005, in light of the FDA's decision on the company's proposal, as discussed in Section 9(a) below, and in light of the company's need to reduce expenses, Mr. Cottone resigned as Able's Chief Restructuring Officer,.

            9. Summary of Certain Major Events Following the Commencement Date

                  (a) The FDA Proposal and Continued Recall

            Subsequent to the Commencement Date, the Debtor has continued with its recall of its product line. No deadline has been established to terminate the recall. Accordingly, as of this time, products continue to be returned. As of February 5, 2006, a total of $71,757,000 in products has been returned to the Debtor. However, the outside vendor coordinating Able's product recall has reported that it still has a significant quantity of unopened packages of returned goods, for which Able cannot yet assign a monetary value.

            Since identifying and voluntarily reporting to the FDA its concerns over the integrity of its product development data and commencing its internal review, Able's management worked proactively with the FDA to pursue the most efficient and effective manner in which to return its products to the market and resume normal operations. Towards this end, Able retained special counsel and consultants and formulated a proposal designed to address all regulatory concerns as well as those of the company's customers, users of its products, stockholder and creditors. Able proposed to the FDA, in essence, that it be permitted to re-validate the product development data included in the company's previously approved Abbreviated New Drug Applications ("ANDA"), under new management and with the data being verified by an independent outside consultant. Able proposed that it would relaunch products underlying these ANDAs upon completion of the revalidation work without the need for full FDA review and approval of all of the data supporting each ANDA.

            In or about August, 2005, the FDA declined Able's proposal and advised that the most expeditious relaunch of products would require withdrawal, resubmissions (with new data), and agency review of Abbreviated New Drug Applications for products that Able desired to manufacture in the future. In the view of Able's management, even under an expedited approach, FDA review could take up to eighteen (18) months for each drug.

            As a result of the FDA's decision, Able determined that, as a practical matter, it would not be able to return any of its products to market, and therefore produce any revenue or cash flow, for a significant period of time. Because Able's business plan for its reorganization depended on obtaining significant external financing, which in turn was predicated on its being able to return certain products to the market in a more timely manner, it determined that the best course of action to preserve value for its creditors would be to immediately reduce overhead and expenses as much as possible and to initiate the process of selling the company's business and assets to one or more third-party purchasers rather than attempt to obtain financing that would permit it to resume manufacturing and marketing on its own.

                  (b) The Sale of the Debtor's Assets

            As discussed below, pursuant to a Bankruptcy Court-approved sale, the Debtor sold substantially all of its assets to a going-concern buyer.

            As a result of the review of the Debtor's business (as noted above), the Debtor and Committee determined that a stand-alone reorganization was neither in the Debtor's nor its creditors' best interests, and that the Debtor should pursue strategic alternatives. Accordingly, the Debtor marketed its assets to potential buyers.

            As a result of these marketing efforts, the Debtor received offers for the sale of all or part of its assets. After consulting with the Committee, and after extensive negotiations with potential buyers, the Debtor entered into an asset purchase agreement with Aurobindo Pharma USA, Inc. ("Aurobindo") for the sale of substantially all of the Debtor's assets for a purchase price of $21,500,000, subject to Able's receiving a higher or better offer at an auction of its assets. Aurobindo also required that the Debtor provide a break-up fee of $645,000, payable to Aurobindo if another buyer ended up purchasing the assets.

            On October 7, 2005, the Debtor filed a motion with the Bankruptcy Court seeking authorization for (i) authority to sell all or substantially all of its assets, (ii) authority to assume and assign certain executory contracts and unexpired leases, and (iii) approval of auction procedures related thereto. This motion was approved by an order of the Bankruptcy Court on October 21, 2005 (the "Procedures Order").

            Pursuant to the Procedures Order, Able held an auction of its assets on November 1, 2005. At the conclusion of the auction, Able entered into an asset purchase agreement with the winning bidder at the auction, Sun Pharmaceutical Industries Limited, which agreement subsequently was assigned to Sun Pharmaceutical Industries, Inc., a subsidiary of Sun Pharmaceutical Industries Limited (collectively, "Sun"). By order entered on November 14, 2005 (the "Sale Order"), the Bankruptcy Court approved the sale to Sun.

            The sale was consummated on December 21, 2005. Sun paid a purchase price of $23,145,000 and assume specified liabilities. $3,000,000 of the purchase price was placed into an escrow account to back-up the obligation of Able to indemnify Sun for losses arising out of any breaches of representations, warranties or covenants under the Sun asset purchase agreement. The escrow account is maintained under an escrow agreement among Able, Sun and LaSalle National Bank, as escrow agent. Able's indemnification obligations terminate (and the escrow amount refunded to Able) on December 19, 2007, but may be terminated on confirmation of the plan if the plan provides for the discharge of Sun without impairment under 11 U.S.C. ss.1141(d)(3) from any debts or other obligations of Able including obligations that arose before the date of confirmation.

            Additionally, approximately $2,000,000 of the sale proceeds were reserved to satisfy valid, outstanding construction liens against Able's real property located at 1 Able Drive, Cranbury, New Jersey, which Able occupied pursuant to the terms of a lease.

                  (c) Litigation

            A schedule of pending litigation to which Able is currently a party is annexed hereto as Exhibit D.

                  (d) Settlement of Claims

            The Debtor has spent a substantial amount of time analyzing and reconciling the various claims against the Estate. Specifically, the Debtor received in excess of 170 proofs of claim as of the date hereof which (including claims listed on the Debtor's Schedules for which no proofs of claim need be filed), aggregate to approximately $396 million. The Debtor is in the process of reconciling and settling certain claims.

                  (e) Recovery From Landlord

            As descried in II.A.6, the Debtor's landlord drew down on a letter of credit with Citizens. At the end of January 2006 all obligations owing the landlord were paid in full as a result of the sale of substantially all of the Debtor's assets. The Debtor has therefore recovered the $1.3 million paid to Citizens.

                  (f) Projected Recovery of Preferential or Fraudulent Transfers

            The Debtor has conducted a preliminary analysis of preferential and/or fraudulent transfers. The Debtor estimates that the estate may realize a recovery of approximately $60,000 from preferential and fraudulent transferees.

      B. Filing of Schedules/Bar Date For Filing Proofs of Claim and Equity Interests

            On September 30, 2005, the Debtor filed its Schedules. The Debtor reserved the right to further amend the Schedules as may be necessary. The Debtor's Schedules can be viewed on the Bankruptcy Court's website: www.njb.uscourts.gov.

            The original Bar Date for the filing of proofs of claim was November 16, 2005, as established by the Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors, & Deadlines (the "Notice to Creditors") issued by the Clerk of the Bankruptcy Court on July 26, 2005.

            However, given that the Debtor's Schedules were not filed until well after the Notice to Creditors was issued, a new Bar Date was fixed for those creditors who did not receive the Notice to Creditors. In particular, March 20, 2006, has been fixed as the Bar Date, the last date and time upon which proofs of claim or equity interest could be filed against the Debtor's Estate. Pursuant to Bankruptcy Rule 3003(c)(2), any creditor: (a) whose Claim (i) was not scheduled by the Debtor, or (ii) was scheduled as disputed, contingent or unliquidated, and (b) who failed to file a proof of claim on or before the Bar Date, will not be treated as a creditor with respect to that Claim for purposes of voting on the Plan or receiving a distribution under the Plan. In excess of 170 proofs of claim have been filed as of the date of the Disclosure Statement

                                      III.

                           CONTINUATION OF THE DEBTOR

            From and after the Confirmation Date, the Debtor shall continue in existence for the purpose of (i) completing its product recall, (ii) ensuring compliance with all FDA regulations and procedures, (iii) winding up its affairs as expeditiously as reasonably possible, (iv) liquidating, by conversion to Cash or other methods, any remaining assets of its Estate, as expeditiously as reasonably possible, (v) enforcing and prosecuting claims, interests, rights and privileges of the Debtor, including, without limitation, the prosecution of avoidance actions in conjunction with the marshalling of the Debtor's assets, as agreed upon by the Debtor, (vi) resolving Disputed Claims, (vii) administering the Plan, and (viii) filing appropriate tax returns.

            From and after the Confirmation Date, the then current officers and directors of the Debtor shall continue to serve in their respective capacities through the earlier of the date the Debtor is dissolved in accordance with the Plan or the date such officer or director resigns, is replaced or is terminated.

                                       IV.

           THE PROPOSED PLAN: Treatment of Creditors and Shareholders

            This section summarizes the Plan and describes the different classification and treatment of Claims and Equity Interests established under the Plan.

     A. Summary of the Plan

            The Plan provides for the treatment of Claims against the Debtor and Equity Interests in the Debtor. As described in greater detail in Section II of this Disclosure Statement, the Debtor sold substantially all of its assets pursuant to the Sale Order. Thus, the Plan provides for the continuation of the Debtor's business for completion of FDA compliance, assisting other government agencies with inquiries regarding the Debtor, the wind up of affairs and conversion of all of the Debtor's remaining assets to cash and the distribution of the net proceeds realized therefrom to creditors in accordance with the priorities established by the Bankruptcy Code. The Plan establishes, among other things, the provisions governing such distributions to holders of Allowed Claims and the process for resolving Disputed Claims filed against the Debtor.

      B. Treatment of Creditors and Interest Holders Under the Proposed Plan

            The Plan classifies claims and interests in various classes. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

      C. Unclassified Claims

            Certain types of claims are not placed into voting classes. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following claims in a class:

            1. Administrative Expenses and Fees of the Debtor

            In order to confirm the Plan, Administrative Expense Claims and Allowed Tax Claims entitled to priority under the Bankruptcy Code must be paid in full or in a manner otherwise agreeable to the holders of those Claims. Administrative expenses are the actual and necessary costs and expenses of the Chapter 11 Case of the Debtor. Those expenses include, but are not limited to, cure payments in connection with the assumption of certain contracts and leases, post-petition salaries and other benefits for employees, post-petition rent for facilities and offices, amounts owed to vendors providing goods and services during the Chapter 11 Case, tax obligations incurred after the commencement of the Chapter 11 Case, and certain statutory fees and expenses. Other administrative expenses include the actual, reasonable and necessary professional fees and expenses of the professionals retained by the Debtor and the Committee.

            Consistent with the requirements of the Bankruptcy Code, the Plan generally provides for Allowed Administrative Expense Claims to be paid in full on the later of (i) the Initial Distribution Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor, as a debtor-in-possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtor, as debtor-in-possession, whether or not incurred in the ordinary course of business, shall be paid by such Debtor in the ordinary course of business, consistently with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

            Administrative Expense Claims relating to compensation of the professionals retained by the Debtor or the Committee or for the reimbursement of expenses of certain members of the Committee will, unless otherwise agreed by the claimant, be paid on the later of the Effective Date and the date on which an order allowing such Administrative Expense Claim is entered.

            Unless otherwise specified in the Plan or by order of the Bankruptcy Court, no interest will accrue or be paid in connection with an Allowed Administrative Expense Claim for any purpose, on or after the Commencement Date.

            The following chart lists all of the Debtor's estimated unpaid Administrative Expense Claims relating to professionals, an estimate of future professional fees through the projected Effective Date of the Plan and other administrative claims and fees and their treatment under the Plan:

--------------------------------- ---------------------- ---------------------------------

              Name                   Amount estimated                Treatment
--------------------------------- ---------------------- ---------------------------------
--------------------------------- ---------------------- ---------------------------------
Professional fees                 $1,068,000              Will be paid in full as of the
                                                          Effective Date
--------------------------------- ---------------------- ---------------------------------
Disputed administrative claim     $   123,000             File objection (if not resolved)
--------------------------------- ---------------------- ---------------------------------
Clerk's office fees               $         0             N/A
--------------------------------- ---------------------- ---------------------------------
Office of U.S. Trustee fees       $     15,000            Will be paid in full as of the
                                                          Effective Date
--------------------------------- ---------------------- ---------------------------------

--------------------------------- ---------------------- ---------------------------------
Total                             $1,206,000
--------------------------------- ---------------------- ---------------------------------


            Court Approval of Professional Compensation Required:

            Pursuant to the Bankruptcy Code, the Court must rule on all professional compensation and expenses listed in this chart before the compensation and expenses will be owed. The professional in question must file and serve a properly noticed fee application for compensation and reimbursement of expenses and the Court must rule on the application. Only the amount of compensation and reimbursement of expenses allowed by the Court will be owed and required to be paid under this Plan as an Administrative Expense Claim.

            Each professional person who asserts a further Administrative Expense Claim that accrues before the Confirmation Date shall file with the Bankruptcy Court, and serve on all parties required to receive notice, an application for compensation and reimbursement of expenses no later than thirty
(30) days after the Effective Date of the Plan. Failure to file such an application timely shall result in the professional person's claim being forever barred and discharged. Each and every other person asserting an Administrative Expense Claim shall be entitled to file a motion for allowance of the asserted administrative claim within ninety (90) days of the Effective Date of the Plan, or such Administrative Expense Claim shall be deemed forever barred and discharged. No motion or application is required to fix the fees payable to the Clerk's Office or Office of the United States Trustee. Such fees are determined by statute.

            As indicated above, the Debtor anticipates that it will need to pay approximately $938,000 of Administrative Expense Claims to professionals on the Effective Date of the Plan unless a claimant has agreed to be paid later or the Court has not yet ruled on the claim.

            2. Allowed Priority Tax Claims

            Priority tax claims are certain unsecured income, employment and other taxes described by Bankruptcy Code Section 507(a)(8). The Bankruptcy Code requires that each holder of such a Section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six (6) years from the date of the assessment of such tax.

            Allowed Priority Tax Claims under the Bankruptcy Code will be paid to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Initial Distribution Date and
(ii) the fifteenth Business Day of the first month following the month in which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon after such dates as is practicable. All Allowed Priority Tax Claims that are not due and payable on or before the Initial Distribution Date shall be paid in the ordinary course of business as such obligations become due.

            As of the date hereof, the Debtor is not aware of any Section 507(a)(8) priority tax claims against the Estate.

     D. Summary of Classification and Treatment

            The following table and the description in Section IV.E. divide the Claims against, and Equity Interests in the Debtor into separate Classes, state the estimated aggregate amount of the Claims in each Class and summarize the treatment of each Class. The table and descriptions also identify which Classes are entitled to vote on the Plan based on rules set forth in the Bankruptcy Code and the Voting Procedures Order. Finally, the table and descriptions indicate an estimated recovery for each Class.

--------------------------------------------------------------------------------
                   Important Note on Estimates and Valuations

Because the final amount of allowed claims and the cash proceeds actually available for distribution may vary from the current estimates, the cash allocated to the Estate and, in turn, the actual recovery percentages may be materially higher or lower than projected. Accordingly, any excess or deficiency will be allocated among the unsecured creditors on a pro-rata basis. In other words, each Pro Rata Share will be adjusted up or down by multiplying such amount by an identical adjustment factor in order to allocate any excess or deficiency on a pro-rata basis.
--------------------------------------------------------------------------------


            The Claim amounts and recoveries described in the following table and elsewhere in this Disclosure Statement represents the Debtor's reasonable best estimates of those amounts given the information available at this time. In excess of 170 proofs of claim were filed in the Debtor's Chapter 11 Case totaling approximately $396 million. The Debtor estimates that it will object to approximately 111 claims having an alleged aggregate value in the amount of $362 million. As of the date of this Disclosure Statement, the Debtor has completed a preliminary review of these Claims, including reconciliation with its own books and records. However, due to the number and amount of Claims in dispute, as well as the risk of error inherent in reconciling such a large number of proofs of claim with the books and records of the Debtor, it is possible that the actual amount of Allowed Claims may differ materially from the Debtor's estimates. The Debtor continues to seek to resolve Disputed Claims and further refine its claims analysis. Unless otherwise specified, the estimated Claim amounts and recoveries in the following table and elsewhere in this Disclosure Statement are based on the Debtor's claims analysis and financial projections as of the date of this Disclosure Statement.

            The estimation of recoveries makes the following assumptions:

            o The estimated aggregate amount of Allowed Secured Claims against the Debtor is less than $ 7 million.

            o The estimated aggregate amount of asserted Unsecured Claims against the Debtor is approximately $396 million. The actual amount of Allowed General Unsecured Claims, as well as the estimated recovery of creditors holding Allowed General Unsecured Claims will largely depend upon the outcome of certain Disputed Claims, including a disputed class action claim in the asserted amount of $280 million as well as the outcome of litigation with certain former employees of the Debtor. The Debtor cannot predict whether all or a portion of the Disputed Claims will be allowed. In the event all Disputed Claims are allowed, the percentage distribution to holders of Allowed General Unsecured Claims will be substantially diminished.

Treatment of Claims and Equity Interests

---------- --------------------------------- ------------------------------------------- --------------- -------------------
                                                                                            Entitled         Estimated
  Class              Description                             Treatment                      to Vote           Recovery
---------- --------------------------------- ------------------------------------------- --------------- -------------------
1          Secured Claims                    Each holder of an Allowed Claim in Class    Yes             100%
                                             1 shall receive, at the election of the
                                             Debtor, (i) Cash equal to 100% of the
                                             amount of the Allowed Claim; (ii) the net
                                             proceeds of sale of Collateral up to the
                                             amount of the Allowed Claim; (iii) the
                                             Collateral securing the Allowed Claim;
                                             (iv) such treatment that leaves unaltered
                                             the legal, equitable and contractual
                                             rights of the holder; or (v) such other
                                             treatment as the Bankruptcy Court shall
                                             approve in connection with confirmation
                                             of the Debtor's Plan through a "cram
                                             down" under section 1129(b) of the
                                             Bankruptcy Code.
---------- --------------------------------- ------------------------------------------- --------------- -------------------
2          Priority Non-Tax Claims           Paid in full.                               No              100%

---------- --------------------------------- ------------------------------------------- --------------- -------------------
3          General Unsecured Claims          Pro Rata Share of the Class 3 Cash Pool     Yes             approximately 27%
           against the Debtor

---------- --------------------------------- ------------------------------------------- --------------- -------------------
4          Convenience Claims                Paid in full.                               Yes             100%

---------- --------------------------------- ------------------------------------------- --------------- -------------------
5          Subordinated Claims               No distribution, unless class 3 is paid     No (deemed to   None
                                             in full.                                    reject)
---------- --------------------------------- ------------------------------------------- --------------- -------------------
6          Equity Holders                    No  distribution, unless classes 3 and 5    No (deemed to   None
                                             are paid in full.                           reject)
---------- --------------------------------- ------------------------------------------- --------------- -------------------


      E. Description of the Classes

            Unless otherwise indicated, the characteristics and amount of the Claims in the following Classes are based on the books and records of the Debtor. Each Subclass is treated as a separate Class for purposes of the Plan and the Bankruptcy Code. However, the following discussion may refer to a group of Subclasses as a single Class for ease of reference.



--------------------------------------------------------------------------------
                Interest Will Not Accrue After Commencement Date

Unless otherwise specified in the Plan or by order of the Bankruptcy Court, no interest will accrue or be paid on an Allowed Claim, for any purpose, on or after the Commencement Date.
--------------------------------------------------------------------------------


            1. Secured Claims (Class 1)

            Description. Class 1 consists of Claims secured by Collateral of the Debtor or secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code. The estimated aggregate Secured Claims is less than $ 7 million as of the date of this Disclosure Statement. For convenience of identification, the Plan classifies the Allowed Claims in Class 1 as a single Class. In the event that Allowed Claims in Class 1 would contain as elements thereof two or more Allowed Secured Claims collateralized by different properties or interests in property or collateralized by liens against the same property or interest in property having different priority, such Allowed Claims shall be divided into separate subclasses of Class 1.

            Treatment. Allowed Claims in Class 1 are impaired. On or as soon as reasonably practicable after the Initial Distribution Date, each holder of an Allowed Claim in Class 1 shall receive, at the election of the Debtor, (i) Cash equal to 100% of the amount of the Allowed Claim; (ii) the net proceeds of sale of Collateral up to the amount of the Allowed Claim; (iii) the Collateral securing the Allowed Claim; (iv) such treatment that leaves unaltered the legal, equitable and contractual rights of the holder; or (v) such other treatment as the Bankruptcy Court shall approve in connection with confirmation of Debtor's Plan through a "cram down" under section 1129(b) of the Bankruptcy Code.

            2. Priority Non-Tax Claims (Class 2)

            Description. The Claims in Class 2 are the types of Claims identified in section 507(a) of the Bankruptcy Code that are entitled to priority in payment (other than Administrative Expense Claims and Priority Tax Claims). These Claims relate primarily to pre-petition wages (limited to the period beginning ninety (90) days prior to the Commencement Date pursuant to section 507(a)) and employee benefit plan contributions that had not yet been paid as of the Commencement Date. The Debtor believes that many, if not all of these Claims have already been paid pursuant to an order entered by the Bankruptcy Court shortly after the Commencement Date. However, it should be noted that certain claims have been asserted on behalf of certain employees of the Debtor seeking priority status under the Worker Adjustment Retraining and Notification Act (the "WARN Act"). (See Section V.I.2.B below).

            Treatment. Allowed Claims in Class 2 are unimpaired. To the extent that they have not already been paid, they will be paid in full on or as soon as reasonably practicable after the Initial Distribution Date, except to the extent that the holders of such Claims agree to a different treatment.

--------------------------------------------------------------------------------
                   Important Note on Distributions to Class 3
           Resolution of Disputed Claims May Affect Class 3 Recoveries

The distributions received by holders of General Unsecured Claims against the Debtor could differ materially from the Estimated Recovery Percentages (See below) as described in this Disclosure Statement because the final amount of Allowed Claims and the cash proceeds actually available for distribution may vary from the current estimates.
--------------------------------------------------------------------------------


            3. General Unsecured Claims (Class 3)

            Description. General unsecured claims are uncollateralized claims not entitled to priority under Code Section 507(a). Class 3 consists of the Claims of suppliers and other vendors, personal injury and other litigation claimants to the extent not covered by insurance, parties to executory contracts or unexpired leases with the Debtor that were or are being rejected and other General Unsecured Claims. Class 3 includes unsecured Claims that are covered in whole or in part by insurance maintained by the Debtor. However, such Claims will share in the treatment of this Class only to the extent of the allowed amount of such Claims that is less than or equal to the Debtor's self-insured retention or deductible amount under the applicable insurance policy and not satisfied from proceeds of insurance payable to the holder of the Claim.

     Treatment.

                  (a) Class 3 is impaired. All distributions will be paid pursuant to the priority scheme as set forth in the Bankruptcy Code.

                  (b) (i) On the Initial Distribution Date, the aggregate amount of Available Cash deposited into the applicable Class 3 Cash Pool and distributed to the holders of Allowed Class 3 Claims on such date shall be divided among them in proportion to their respective Pro Rata Share on such date; and

                  (ii) On each Interim Distribution Date and on the Final Distribution Date, distributions on account of Allowed Claims in Class 3 shall be distributed to Allowed Claim holders on a Pro Rata basis; provided, however, that in no event shall the aggregate distributions to a holder of an Allowed Claim exceed 100% of the amount of such Allowed Claim. In no event shall the Debtor be obligated to make a distribution if, in the discretion of the Debtor, there is insufficient Available Cash to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution in which event such funds shall, in the Debtor's discretion, be donated to a reputable charitable organization; and provided further, however, that in no event shall the foregoing impair the rights of the Debtor under Section 8.8 of the Plan to use excess funds to satisfy the cost of administering this Plan.

                  (c) In the event that at the date of any distribution of Available Cash to Unsecured Creditors there are any Disputed Claims held by Unsecured Creditors, then there shall be reserved for future distributions to the Unsecured Creditors pursuant to Section 7.2(b)(ii) of the Plan a sufficient amount of Available Cash so that if all Disputed Claims subsequently become Allowed Claims, there will be adequate Available Cash to distribute to the Unsecured Creditors so that, upon making the final distribution to the Unsecured Creditors who become holders of Allowed Class 3 Claims, each such Unsecured Creditor will receive its full share of the aggregate Available Cash then and theretofore distributed to the holders of Allowed Class 3 Claims determined as provided in Section 7.2(b)(ii) of the Plan.

4.       Convenience Claims (Class 4)

            Description. Class 4 consists of (a) Allowed General Unsecured Claims of holders of Allowed Claims against the Debtor in an aggregate amount equal to or less than $500 , (b) the Allowed General Unsecured Claims against the Debtor of a holder that has irrevocably elected on its ballot to reduce all such Claims against the Debtor to $500, or (c) Disputed Claims against the Debtor that become Allowed General Unsecured Claims in an aggregate amount equal to or less than $500, with the consent of, and in the amount agreed to by, the Debtor or pursuant to a Final Order, provided, however, that in no event shall the distributions to a holder of an Allowed Convenience Claim exceed 100% of the amount of the Allowed Claim if less than the amount of the Convenience Class treatment.

            Treatment. Class 4 is impaired. Each Class 4 Claim holder will receive cash in an amount equal to the Allowed amount of its Claim on or as soon as reasonably practicable after the Initial Distribution Date.

            5. Subordinated Claims (Class 5)

            Description. Class 5 consists of any Claim against the Debtor for any fine, penalty, forfeiture or attorneys' fees (but only to the extent such attorneys' fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against the Debtor of the type described in Section 510 of the Bankruptcy Code relating to equity interests (including all Equity Interests). In general, punitive or exemplary damage Claims are intended to punish or make an example of a wrongdoer. However, in the context of an insolvent entity, such as the Debtor, the enforcement of punitive Claims would have the effect of punishing unsecured creditors by diluting the ultimate recovery to all unsecured creditors. Moreover, punitive and exemplary damage Claims differ significantly from other general unsecured Claims which are based upon pecuniary losses. For these reasons, such Claims have been classified separately from other unsecured Claims. The Debtor does not believe that there will be any Allowed Claims in this Class.

            Treatment. Class 5 is impaired. There shall be no distribution to holders of Allowed Claims in Class 5, unless all Allowed Claims in Class 3 are paid in full. The likelihood that all Allowed Class 3 claims will be paid in full is extremely remote. Class 5 is therefore deemed to reject the Plan and the Debtor will not solicit its vote.

            6. Equity Interests (Class 6)

            Description. Class 6 consists of holders of Equity Interests in the Debtor. Equity Interest holders are the parties who hold an ownership interest in the Debtor. Entities holding preferred or common stock in the Debtor are Equity Interest holders.

            Treatment. Class 6 is impaired. There shall be no distribution to holders of Allowed Interests in Class 6, unless all Allowed Claims in Classes 3 and 5 are paid in full. The likelihood that all Allowed Claims in Classes 3 and 5 will be paid in full is extremely remote. Class 6 is therefore deemed to reject the Plan, and the Debtor will not solicit its vote.

     F. Reservation of "Cram Down" Rights

            The Bankruptcy Code permits the Bankruptcy Court to confirm a chapter 11 plan over the dissent of any class of claims or equity interests as long as the standards in section 1129(b) are met. This power to confirm a plan over dissenting classes - often referred to as "cram down" - is an important part of the confirmation process. It assures that no single group (or multiple groups) of claims or equity interests can block a restructuring that otherwise meets the requirements of the Bankruptcy Code and is in the interests of the other constituents in the case.

            The Debtor reserves the right to seek confirmation of the Plan, notwithstanding the rejection of the Plan by any Class entitled to vote. In the event that a Class votes to reject the Plan, the Debtor may requests the Bankruptcy Court to rule that the Plan meets the requirements specified in section 1129(b) of the Bankruptcy Code with respect to such Class. The Debtor will also seek such a ruling with respect to each Class that is deemed to reject the Plan.

     G. Means of Effectuating the Plan

            1. Funding for the Plan

            The Plan will be funded from the Debtor's sale proceeds, the collection of outstanding receivables, other miscellaneous assets not sold, and from Litigation Trust proceeds.

            2. Post-confirmation Management

            The Debtor's immediate post-confirmation management team will be comprised of the following individuals:

                  (a) Richard Matthews Shepperd, Director of Restructuring

                  (b) Iva Klemick, Vice President of Operations

                  (c) John Palmer, Controller

            Mr. Shepperd shall continue as Director of Restructuring and shall continue to assist with activities concerning the FDA, DEA, DOJ and SEC as well as, customary financial and operating issues. In addition, he shall oversee the recall of Able's products. As a result of his efforts, it is expected that general unsecured claimholders will receive some distributions on their claims. His area of expertise is crisis management in emerging business and turnaround management assignments. Mr. Shepperd received $30,000 prior to the Commencement Date. He is currently compensated at a rate of approximately $50,000 per month and has received $253,000 subsequent to the Commencement Date. Mr. Shepperd's compensation will be decreasing starting the first or second week in March, again in April and finally upon the projected completion of the recall in May 2006.

            Ms. Klemick shall continue to serve as Vice President of Operations. Prior to the Commencement Date, Ms. Klemick received $97,596.15 in compensation from the Debtor. Subsequent to the Commencement Date, Ms. Klemick has received $100,000 in compensation from the Debtor. Her current responsibilities include assisting with the recall, interacting with the DEA and EPA, assisting with the transfer of permits, licenses, utilities and contracts to Sun as required by the asset purchase agreement, the retrieval of off-site equipment belonging to the Debtor, completing the forensic back-up of IT Data, and providing document and electronic retrieval for government agencies. Subsequent to Confirmation, Ms. Klemick's responsibilities shall include closing the recall, , dealing with concerns of the DEA, continued involvement with the EPA, completing data back-up, storage and retrieval for the DOJ, SEC, FDA, etc. Ms. Klemick's expertise includes: 25 year's pharmaceutical experience in operations, quality, regulatory, and compliance; FDA and compliance issues; recall and associated activities; DEA reporting and compliance issues; and being the local contact for EPA compliance reporting.

            Mr. Palmer shall continue as Controller. Mr. Palmer has over twenty years experience as a senior financial executive. Mr. Palmer will continue to be responsible for all phases of financial reporting. Mr. Palmer began his employment by the Debtor post-petition and therefore did not receive any compensation prior to the Commencement Date. Subsequent to the Commencement Date, Mr. Palmer has received $29,000 on account of services rendered to the Debtor.

                  3. The Litigation Trust

            On the Effective Date, the Debtor, on its own behalf and on behalf of holders of Allowed Claims in Class 3, shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust. The Debtor shall transfer to the Litigation Trust all of its right, title, and interest in the Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Litigation Trust and shall vest in the Litigation Trustee and its representatives, and the Debtor, the Debtor in Possession, and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

            The Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The Litigation Trustee shall appointed by the Committee and shall be named in the Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Litigation Trust. The Litigation Trustee, upon the exercise of its reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee shall have the absolute right to pursue or not to pursue any and all Litigation Trust Claims as it determines is in the best interests of the beneficiaries of the Litigation Trust, and consistent with the purposes of the Litigation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash and shall be reimbursed in accordance with the provisions of the Litigation Trust Agreement.

            The transfer of the Litigation Trust Claims to the Litigation Trust shall be made, as provided herein, for the ratable benefit of the holders of Allowed Claims in Class 3, only to the extent the holders in such Class are entitled to distributions under the Plan. In partial satisfaction of Allowed Claims in Class 3, the Litigation Trust Claims shall be transferred to such holders of Allowed Claims, to be held by the Debtor on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims in Class 3, the Debtor shall transfer such Litigation Trust Claims to the Litigation Trust in exchange for Litigation Trust Interests for the ratable benefit of holders of Allowed Claims in Class 3, in accordance with the Plan. Upon the transfer of the Litigation Trust Claims, the Debtor shall have no interest in or with respect to the Litigation Trust Claims or the Litigation Trust. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Litigation Trust Claims to the Litigation Trust shall not affect the mutuality of obligations which may have otherwise existed prior to the effectuation of such transfer.

            For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Committee, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of assets to the Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims in Class 3, followed by a transfer by such holders to the Litigation Trust and the beneficiaries of the Litigation Trust shall be treated as the grantors and owners thereof.

            The Litigation Trustee shall distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation,
(ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust), and
(iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement. The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

            Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount"), and (ii) is permitted by a Final Order to assert a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a "Valid Setoff'), (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (z) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor with respect to the Valid Setoff. Notwithstanding anything contained herein to the contrary, in the event that a compromise and settlement of a Litigation Trust Claim or a Final Order with respect to a Litigation Trust Claim provides for a waiver, subordination or disallowance of a defendant's Claim or Claims against the Debtor for purposes of computing amounts of distributions, (i) such Claim shall be deemed allowed at the lesser of (y) the "Estimated Allowed Amount" (which shall exclude duplicative Claims) of such Claim, as reflected on the Debtor's claims management system, and (z) the filed proof of claim with respect thereto; provided, however, that, in the event that such proof of claim was filed in a zero dollar ($0.00), contingent or unliquidated amount, such Claim shall be deemed allowed at the "Estimated Allowed Amount" of such Claim on the Debtor's claims management system, (ii) such defendant shall be deemed to have assigned such Claim or Claims and right to receive distributions in accordance with the Plan to the Litigation Trust, (iii) the Disbursing Agent shall make distributions with respect to such Allowed Claims to the Litigation Trust and
(iv) such defendant shall not be entitled to receive distributions from the Litigation Trust on account thereof, and, provided, further, that, in the event that any modifications are made to the "Estimated Allowed Amount" of Claims as reflected in the Debtor's claims management system, and provided that the Committee shall have an opportunity to review such modifications.

            The Litigation Trust shall terminate no later than the third (3rd) anniversary of the Effective Date; provided, however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term.

                                       V.

                            OTHER ASPECTS OF THE PLAN

     A. Distributions Under the Plan

            One of the key concepts under the Bankruptcy Code is that only claims against, and equity interests in, a debtor that are "Allowed" may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an Allowed claim or Allowed equity interest simply means that the Debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines, that the claim or equity interest, and the amount thereof, is in fact a valid obligation of the Debtor.

            1. Disbursing Agent

            All distributions under the Plan shall be made by the Debtor as Disbursing Agent (or such other entity designated by the Debtor as a Disbursing Agent on or after the Effective Date).

            A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtor.

            2. Timing and Conditions of Distributions

                  (a) Date of Distribution

            Except as otherwise provided for in the Plan and as set forth in
Section IV.C. above, distributions on account of Allowed Claims will be made on or as soon as practicable after the later of the Effective Date and the date an order allowing a Disputed Claim becomes a Final Order. Disputed Claims will be treated as set forth below.

                  (b) De Minimis Distributions

            The Debtor as Disbursing Agent or such other entity designated by the Debtor as a Disbursing Agent on or after the Effective Date will not be required to distribute Cash to the holder of an Allowed Claim in an impaired Class if the amount of Cash to be distributed on any distribution date under the Plan (including the Initial Distribution Date and the Final Distribution Date) on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 will have its Claim for such distribution discharged and will be forever barred from asserting any such Claim against the Debtor or its property. Any Cash not distributed pursuant to Section 7.8 of the Plan will, in the Debtor's discretion, be included in the Reserves and/or become Available Cash, free of any restrictions thereon, and any such Cash held by a third-party Disbursing Agent will be returned to the Debtor.

            3. Procedures for Treating Disputed Claims Under the Plan

            For purposes of the following discussion, the term "Allowed" when it applies to a Claim means that the Claim has been recognized as a valid Claim against the Debtor and is entitled to participate in the Class to which such Claim belongs.

                  (a) Disputed Claims

            Disputed Claims include, but are not limited to, any Claim which has not been Allowed pursuant to the Plan or a Final Order, including, without limitation,

                        (i) if no proof of claim has been timely and properly filed, a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtor or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                        (ii) if a proof of claim (whether relating to a Claim arising before or after the Commencement Date), or request for payment of an Administrative Expense Claim, has been timely and properly filed by the applicable deadline: (1) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (2) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but for which the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (3) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated and which has not been resolved by written agreement of the parties or a Final Order; (4) a Claim for which a timely objection or request for estimation is interposed by the Debtor or any other party in interest, which has not been withdrawn or determined by a Final Order; or (5) any Tort Claim. Further, a creditor who timely and properly filed a cure Claim under section 365(b) of the Bankruptcy Code relating to the assumption and/or assumption and assignment of an executory contract or unexpired lease during the Chapter 11 Case, which cure Claim has not been resolved by written agreement of the parties or a Final Order, shall be deemed to have a Disputed Claim to the extent that such timely and properly filed Claim differs from the amount, if any, of such Claim in the Debtor's books and records.

                        (iii) Because it is not anticipated that the holders of Allowed Equity Interests will receive any distribution on account of such Equity Interests, it is unnecessary to characterize any Equity Interests, or any portion thereof, as Disputed.

                        (iv) Further, notwithstanding anything to the contrary in the Plan, if a Claim is or has been deemed disallowed for failure to comply with the requirements to timely and properly file a proof of claim pursuant to a Final Order establishing a deadline for filing Claims, then, pursuant to such order(s), such Claim will not receive any distribution on account of such Claim, and, thus, it is unnecessary to characterize or otherwise treat any such Claims as Disputed under the Plan.

                        (v) For purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtor or the Committee, as the case may be, of any objections to the allowance of Claims, any Claim that is not identified by the Debtor as an Allowed Claim shall be deemed a Disputed Claim.

                  (b) Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for in the Plan, the Debtor, in coordination and consultation with the Committee, shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date; provided, however, that such ninety (90) day period may be automatically extended by the Debtor, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty (30) days with the consent of the Committee (not to be unreasonably withheld). The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by the Plan.

            Notwithstanding the foregoing, the Committee shall also have the right to make and file objections to Claims filed against the Debtor, which objections shall be made in coordination and consultation with the Debtor and shall be made within the time frames provided for in Section 8.3 of the Plan. From and after the Confirmation Date, subject to the Effective Date, all objections shall be litigated to a Final Order except to the extent that the Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtor not to be unreasonably withheld), as applicable, elects to withdraw any such objection or the Debtor (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtor not to be unreasonably withheld), as applicable, and the holder of the Disputed Claim elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any such Disputed Claim without approval of the Bankruptcy Court. If requested by the Committee, the Debtor shall prepare, issue and deliver to the Committee, within forty-five (45) days following the end of each month, a report with respect to the status of the resolution of Disputed Claims, in a form to be agreed upon by the professionals for the Debtor and the Committee. Nothing herein or in the Plan shall alter or impair any settlement authority, procedures and/or protocols used by the Debtor pursuant to orders of the Bankruptcy Court and/or agreement of the Committee prior to the Effective Date and the Debtor may continue, after the Effective Date, to enter into one or more settlements (including, without limitation, lump-sum Cash settlements) pursuant to such pre-Effective Date authority, procedures and/or protocols.

            With respect to Claims or interests, the Disbursing Agent will hold in a separate interest bearing reserve account such funds as would be necessary in order to make the required distribution on the Claim or interest, as listed either in the Debtor's schedules or the filed proof(s) of claim.

            The Debtor has reviewed the proofs of claim that have been filed. As stated above, in excess of 170 proofs of claim were filed in the Debtor's Chapter 11 Case totaling $396,324,231.53. The Debtor estimates that it will object to 111 claims with an alleged value in the amount of $362,224,160.64.

                  (c) No Distributions Pending Allowance

            If any portion of a Claim is a Disputed Claim, no payment or distribution shall be made on account of the Claim until the disputed portion of the Claim becomes an Allowed Claim or is otherwise resolved. Pending the allowance or disallowance of the Disputed Claims, the Debtor shall withhold from the payments and distributions made pursuant to the Plan to the holders of Allowed Claims the payments and distributions allocable to the Disputed Claims as if the Disputed Claims had been Allowed Claims.

                  (d) Distributions After Allowance

            If, on or after the Effective Date, any Disputed Claim becomes an Allowed Claim, the Debtor shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Any distributions shall be made as soon as practicable after the date that (i) the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, or (ii) the parties enter into an agreement to compromise, settle or otherwise resolve such Disputed Claims in accordance with the procedures set forth herein (including, without limitation, any pre-Effective Date settlement authority, procedures and/or protocols), but in no event more than thirty (30) days thereafter.

                  (e) No Recourse With Respect to Disputed Claims

            Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, no Claim holder will have recourse against the Disbursing Agent, the Debtor, the Committee, or any of its professional consultants, officers, directors or members or its successors or assigns, or any of its property. However, nothing in the Plan will modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

     B. Treatment of Executory Contracts and Unexpired Leases

            1. Contracts and Leases Not Expressly Assumed Are Rejected

            On the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided, however, that the Debtor reserves the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection, or (ii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankruptcy Code by the Debtor on or before the Effective Date.

            The Debtor expressly reserves the right to reject any contract or lease in the event that there is a dispute concerning the amount necessary to cure defaults, notwithstanding the fact that such dispute may arise after the Effective Date of the Plan.

            If you are a party to a contract or lease to be assumed or rejected and you object to the assumption or rejection of your lease or contract, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

            2. Cure of Defaults

            Generally, if there has been a default (other than a default specified in section 365(b)(2) of the Bankruptcy Code) under an executory contract or unexpired lease, the Debtor can assume the contract or lease only if the Debtor cures the default. Accordingly, a condition to the assumption of an executory contract or unexpired lease is that any default under an executory contract or unexpired lease that is to be assumed pursuant to the Plan will be cured in a manner consistent with the Bankruptcy Code and as set forth in
Section 10.2 of the Plan.

            3. Rejection Claims

            If an entity with a claim for damages arising from the rejection of an executory contract or unexpired lease under the Plan has not filed a proof of claim for such damages within twenty (20) days after the Effective Date, that Claim shall be barred and shall not be enforceable against the Debtor or its Estate.

     C. Discharge and Releases

            The Plan provides that the rights afforded in the Plan and the entitlement to receive payments and distributions to be made thereunder shall, except for liabilities imposed by the Plan, discharge all existing Claims, of any kind, nature or description whatsoever against the Debtor or any of its assets or properties from and after the Commencement Date and on or prior to the Effective Date. The Plan also provides for the release of all claims by the Debtor against (i) any director, officer, agent or employee of the Debtor who was employed or otherwise serving in such capacity on the Commencement Date,
(ii) the outside directors of the Debtor serving in such capacity on the Commencement Date, namely David Tierney, Elliot Hahn, Harry Silverman, and Jerry Treppel, (iii) the Committee, and (iv) any member of the Committee, any member, director, officer, agent or employee of a member of the Committee, or any of the Debtor's or the Committee's attorneys or advisors, in each case who were acting, employed or otherwise serving in such capacity on the Confirmation Date, with respect to the activities of such releasees in the Chapter 11 Case, except for claims against directors, officers or employees of the Debtor in respect of any loan or other contractual obligation owed by these individuals person to the Debtor. The release is limited to claims that could be asserted by the Debtor and only applies to claims against such parties in their representative capacities.

                        (a) Neither the Debtor nor any Releasee shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission (and in the case of any director, officer, agent or employee of the Debtor who was employed or otherwise serving in such capacity on the Commencement Date, any claims against such Persons) in connection with, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, transactions or relationships with the Debtor, securities claims, fiduciary and other similar claims, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, and, in all respects, the Debtor and such Persons shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities during the Chapter 11 Case and under the Plan. Without limitation of the foregoing, each such Releasee shall be released and exculpated from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any holder of a Claim or Equity Interest is entitled to assert in its own right or on behalf of any other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place after the Commencement Date and on or before the Effective Date and in any way relating to the subject matter of Section 12.6 of the Plan. Such release shall be based upon the contribution of available insurance proceeds in connection with any pending or future Derivative Claims.

                        (b) The purpose of the release of the personnel of the Debtor is to prevent a collateral attack against those individuals based on derivative actions for their conduct during the course of the Chapter 11 Case. Despite many obstacles, those officers, directors, employees and agents that remained with the Debtor, not only continued to stay with the company, but also made enormous contributions to the sale, recall and claim reconciliation efforts that have benefited the Debtor's Estate. In order for the Debtor to continue to retain those employed, it is important that they be relieved of the threat of any derivative actions against them personally by parties in the Chapter 11 Case that may be dissatisfied with the treatment provided in the Plan.

                        (c) The purpose of the release of the representatives of the other major constituency in this Case, the Committee, is to protect the chapter 11 process for individuals who have contributed to the Debtor's efforts to maximize the recovery to the creditors. The Debtor is not aware of any pending or threatened actions against the representatives of the Committee.

                        D. Miscellaneous Provisions

            The Plan contains provisions relating to retiree benefits, post-Confirmation fees and expenses, exemption from transfer taxes, abandonment of records, payment of statutory fees, substantial consummation, compliance with tax requirements, severability, revocation, and amendment of the Plan, governing law, and timing. For more information regarding these items, see the Plan attached hereto as Exhibit B.

     E. Changes in Rates Subject to Regulatory Commission Approval

            This Debtor is not subject to governmental regulatory commission approval of its rates.

     F. Retention of Jurisdiction

            The Court will retain jurisdiction as provided in Section 13 of the Plan.

     G. Effective Date

            The Plan will become effective on the Effective Date, which is the date on which the order of confirmation becomes final and the conditions precedent set forth in Plan Section 11.1 are satisfied.

     H. Modification

            The Debtor may alter, amend or modify the Plan at any time prior to the Confirmation Date and thereafter as provided in Section 1127(b) of the Bankruptcy Code.

     I. Risk Factors Attendant to the Plan

            Holders of Claims against and Interests in the Debtor who are entitled to vote to accept or reject the Plan should carefully consider the risk factors set forth below prior to voting to accept or reject the Plan.

            1. Bankruptcy Considerations

                  A. Failure to Receive Requisite Accepting Votes

            In order for the Plan to be accepted, of those Holders of Claims who cast ballots, the affirmative vote of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of Allowed Claims in each voting class is required. If the requisite votes are not received to accept the Plan, the Chapter 11 Case could be converted chapter 7 of the Bankruptcy Code. There can be no assurance that the distributions under a liquidation under chapter 7 of the Bankruptcy Code would be similar to or as favorable to Holders of Claims as those proposed in the Plan. The Debtor believes that distributions to Creditors would be reduced under a chapter 7 proceeding, as demonstrated in the liquidation analysis annexed hereto as Exhibit C.

                  B. Risk of Non-Confirmation of the Plan

            Although the Debtor believes that the Plan satisfies all legal requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will confirm the Plan. There can also be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate re-solicitation of votes to accept or reject the Plan.

            2. Business Considerations

                  A. Variances from Projections

            As noted in the Plan and this Disclosure Statement, the Debtor has estimated distributions to creditors based upon certain financial projections. The projections reflect assumptions concerning, among other thing, the Debtor's ability to control expenses, the ultimate disposition of certain pending litigation and the completion of the ongoing recall of the Debtor's products. The Debtor believes the assumptions underlying the projections are reasonable; however, unanticipated events occurring subsequent to the preparation of the projections may affect the actual financial results of the Debtor.

                  B. Adverse Effect of Pending Litigation

            As noted in the Plan and this Disclosure Statement, the outcome of certain pending litigation identified in the schedule attached hereto as Exhibit "D," may materially and adversely affect distributions under the Plan. In particular, Mehta et al. v. Able, Adv. Proc. 05-2756, is an adversary proceeding that seeks priority claim treatment on behalf of a class made up of approximately 340 former employees. Furthermore, Kirtley et al. v. Able, Adv. Proc. 05-6128, is an adversary proceeding that seeks damages in the amount of $280 million on behalf of a class made up of individuals who allegedly purchased Able products. If the plaintiffs in the Mehta and Kirtley cases are successful, the distributions to holders of Allowed Unsecured Claims will be materially and adversely affected. Moreover, the legal and other costs associated with litigating these claims may materially and adversely affect the distribution to holders of Allowed Unsecured Claim.

                  C. Adverse Effect of the Recall

            As noted in the Plan and this Disclosure Statement, the Debtor is currently involved in a recall of its products (the "Recall"). The final accounting associated with the Recall may adversely affect distributions under the Plan.

                                       VI.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

            CREDITORS AND INTEREST HOLDERS CONCERNED WITH HOW THE PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS. The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers to possible tax issues this Plan may present to the Debtor. The Debtor CANNOT and DOES NOT represent that the tax consequences contained below are the only tax consequences of the Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all the tax implications of any action.

            The following discussion is a summary of certain United States federal income tax consequences of the transactions described herein and in the Plan to holders of Allowed Claims. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, and administrative rulings and practice, all as of the date of this Disclosure Statement, and all of which are subject to change, possibly with retroactive effect.

            This summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the federal income tax laws, such as

     o     tax-exempt organizations,

     o     insurance companies,

     o     financial institutions,

     o     brokers and dealers in securities or currencies,

     o     partnerships and other pass-through entities,

     o holders that hold its Claims as part of a hedge, straddle, conversion, or other risk-reduction arrangement, and

     o     holders whose functional currency is not the U.S. Dollar.

            This summary does not address any foreign, state, local, or other tax consequences of the consummation of the Plan. This discussion is limited to original holders of Allowed Claims and assumes that such holders hold its Claims as capital assets for federal income tax purposes. Also, this discussion applies only to holders that are United States persons. A "United States person" means
(1) a citizen or resident of the United States (as defined for federal income tax purposes), (2) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, (4) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons, or (5) certain electing trusts that were in existence and treated as domestic trusts on August 20, 1996.

            The tax consequences described herein are uncertain. The Debtor has not sought and will not seek a ruling from the Internal Revenue Service (the "IRS"), or an opinion of counsel, regarding any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the conclusions set forth below. Each holder of a Claim is urged to consult its own tax advisor as to the specific tax consequences of the consummation of the Plan, including the applicability and effect of federal, state, local, and non-U.S. tax laws.

     A. Tax Consequences to Holders of General Unsecured Claims.

            1. Gain or Loss.

            A holder of an Allowed Claim will generally recognize taxable gain or loss on the Effective Date equal to the difference between (i) the amount of cash or other consideration received, and (ii) the holder's adjusted tax basis in its Claim surrendered in exchange therefore, except to the extent described below with respect to accrued and unpaid interest. Such gain or loss, if any, will generally be capital gain or loss, and will be long-term capital gain or loss if the holder held its Claim for more than one year at the Effective Date. A holder of an Allowed Claim will recognize ordinary income to the extent that any consideration received or deemed received is allocable to accrued and unpaid interest on such Claim that has not previously been included in such holders gross income for federal income tax purposes. In the event that the consideration allocable to interest on an Allowed Claim is less than the amount previously included in the holder's gross income, the holder generally recognizes a loss to the extent of the unpaid interest.

            2. Disputed Claims Reserves.

            The Debtor believes that interest earned in respect the Disputed Claims Reserves should be taxable to the Debtor. However, if the holder of a Disputed Claim that is subsequently Allowed receives a distribution of cash subsequent to the Effective Date the imputed interest provisions of the Tax Code may apply to treat a portion of the distribution received by such holder as imputed interest. With respect to certain holders, such imputed interest may accrue over time using the constant yield method, which could require such holders to include such imputed interest in income prior to the actual distribution.

            To the extent any holder holds both an Allowed Claim and a Disputed Claim, recognition of any loss, and a portion of any gain, realized by such holder may be deferred until all distributions to such holder are made. Any such holder is urged to consult its tax advisor regarding the possible application of (or ability to elect out of) the "installment method" of reporting any gain that may be recognized by such holder with respect to its Claims.

            If there are no Disputed Claims remaining other than Tort Claims, the Disputed Claims Reserves might be treated thereafter as a "qualified settlement fund." If so treated, the Disputed Claims Reserves would be a separate taxable entity such that any interest earned in respect of the Disputed Claims Reserves would be taxable to the entity, and not the Debtor or creditors, at a rate equal to the maximum rate applicable to trusts and estate. Further, if the Disputed Claims Reserves are treated as a qualified settlement fund, any interest income earned by the Disputed Claims Reserves could generally be offset to the extent of any administrative expenses incurred. Although regulations addressing certain aspects of qualified settlement funds have recently been issued, no regulations have been promulgated that specifically apply in the context of a bankruptcy. Depending on the facts, such accounts possibly could be treated as a grantor trust to the Debtor, as a grantor trust to the creditors, as a separately taxable trust, or otherwise. Each Claim holder is urged to consult its tax advisor regarding the potential taxation of the Disputed Claims Reserves.

            3. Withholding and Reporting Requirements.

            The Debtor will withhold any amounts required by law to be withheld from payments to holders of Claims. In addition, information reporting requirements will generally apply to payments on the Effective Date, and to Distributions from the Disputed Claims Reserves in respect of interest. Such amounts may be subject to a backup withholding tax. Backup withholding generally does not apply to a holder who (1) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or (2) furnishes a correct taxpayer identification number and makes certain other required certifications as provided by the backup withholding rules. Generally, a holder will provide such certifications on IRS Form W-9. A holder who does not furnish the Debtor with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and may be claimed as a credit against a holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

            B. Consequences to the Debtor

            Because of the existence and extent of the Debtor's net operating loss carryforwards, the Debtor believes that there will be no material federal income tax consequences to them as a result of the implementation of the Plan or the cancellation of its indebtedness with respect to Disputed Claims. As a result of the wind up of the Debtor, the Debtor's previously reported net operating losses, to the extent not already limited for federal income tax purposes and not utilized in connection with such liquidation or previously, will no longer be available. However, there is no assurance that the IRS would not take a contrary position. In particular, given the lack of authoritative guidance as to the survival and utilization of net operating loss carryforwards in the context of a liquidating chapter 11 plan, there is a risk that the Debtor's net operating loss carryforwards and any losses incurred through the end of the taxable year in which the Plan is confirmed would not be available in any subsequent taxable year to offset any income recognized by the Debtor (e.g., interest income earned with respect to the Disputed Claims Reserves) prior to the final completion of Plan.

            As indicated above, the foregoing discussion is intended to be a summary only and does not address all of the specific tax consequences of any particular holder based on its specific circumstances. The federal, state, local, and foreign tax consequences of the Plan are complex and, in many areas, uncertain. Accordingly, each holder is strongly urged to consult its own tax advisor regarding the specific tax consequences to them.

                                      VII.

                    CONFIRMATION REQUIREMENTS AND PROCEDURES

            PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, that they may wish to consider, as well as certain deadlines for filing claims. The Debtor CANNOT and DOES NOT represent that the discussion contained below is a complete summary of the law on this topic.

            Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, that creditors or interest holders have accepted the Plan, that the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and that the Plan is feasible. These requirements are not the only requirements for confirmation.

     A. Who May Vote or Object

            1. Who May Object to Confirmation of the Plan

            Any party in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

            2. Who May Vote to Accept/Reject the Plan

            A creditor or interest holder has a right to vote for or against the Plan if that creditor or interest holder has a claim that is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

                  (a) Allowed Claim/Interest

            As noted above, a creditor or interest holder must first have an allowed claim or interest to have the right to vote. Generally, any proof of claim or interest will be allowed, unless a party in interest brings a motion objecting to the particular claim or interest claims. When an objection to a claim or interest is filed, the creditor or interest holder holding the claim or interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or interest for voting purposes.

            THE BAR DATE FOR FILING A PROOF OF CLAIM FOR MOST CREDITORS IN THIS CASE IS MARCH 20, 2006.

            A creditor or interest holder may have an allowed claim or interest even if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtor's schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. An interest is deemed allowed if it is scheduled and no party in interest has objected to the interest.

                  (b) Impaired Claim/Interest

            As noted above, an allowed claim or interest only has the right to vote if it is in a class that is impaired under the Plan. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class. For example, a class comprised of general unsecured claims is impaired if the Plan fails to pay the members of that class 100% of their claim plus interest.

            In this case, the Debtor believes that classes 1, 3, and 4 are impaired and that holders of claims in each of these classes are therefore entitled to vote to accept or reject the Plan. The Debtor believes that class 2 is unimpaired and that holders of claims in this class therefore does not have the right to vote to accept or reject the Plan. The Debtor believes that classes 5 and 6 are impaired. However, there shall be no distribution to holders of class 5 and/or class 6 claims. Therefore, claims 5 and 6 are deemed to impact the Plan, and the Debtor will not solicit their votes. Parties who dispute the Debtor's characterization of their claim or interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtor has incorrectly characterized the class.

            3. Who Is Not Entitled to Vote

            The following four types of claims are not entitled to vote: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Code Section 507(a)(1), (a)(2), and (a)(8); and
(4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Code
Section 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Code. Claims in classes that do not receive or retain any value under the Plan do not vote because such classes are deemed to have rejected the Plan. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

            4. Who Can Vote in More Than One Class

            A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim.

            5. Votes Necessary to Confirm the Plan

            If impaired classes exist, the Court cannot confirm the Plan unless
(1) at least one impaired class has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by "cramdown" on non-accepting classes, as discussed in Section (VII.A.8.).

            6. Votes Necessary for a Class to Accept the Plan

            A class of claims is considered to leave accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the allowed claims that actually voted, voted in savor of the Plan. A class of interests is considered to have accepted the Plan when at least two-thirds (2/3) in amount of the allowed interest-holders of such class which actually voted, voted to accept the Plan.

            7. Treatment of Nonaccepting Classes

            As noted above, even if all impaired classes do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the nonaccepting classes are treated in the manner required by the Code. The process by which nonaccepting classes are forced to be bound by the terms of the Plan is commonly referred to as "cramdown". The Code allows the Plan to be "crammed down" on nonaccepting classes of claims or interests if it meets all consensual requirements except the voting requirements of Section 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" toward each impaired class that has not voted to accept the Plan as referred to in 11 U.S.C. ss.1129(b) and applicable case law.

            8. Request for Confirmation Despite Nonacceptance by Impaired Class(es)

            The Debtor asks the Court to confirm this Plan by cramdown on impaired classes if any of these classes do not vote to accept the Plan.

                                      VIII.

                       VOTING PROCEDURES AND REQUIREMENTS

            Detailed voting instructions are provided with the ballot accompanying this Disclosure Statement. The following Classes are the only Classes entitled to vote to accept or reject the Plan.

--------------------------- ----------------------------------------------------
          Class                              Description
--------------------------- ----------------------------------------------------
            1                               Secured Claims
--------------------------- ----------------------------------------------------
            3                            General Unsecured Claims
--------------------------- ----------------------------------------------------
            4                               Convenience Claims
--------------------------- ----------------------------------------------------

If your Claim or Equity Interest is not in one of these Classes, you are not entitled to vote. If your Claim is in one of these Classes, you should read your ballot and follow the listed instructions carefully. Please only use the ballot that accompanies this Disclosure Statement.

--------------------------------------------------------------------------------
                      For Ballot Information, you may call

                   Timothy R. Wheeler, Esq. at (973) 597-2500
--------------------------------------------------------------------------------

     A. Vote Required for Acceptance by a Class

            The Debtor has filed a motion seeking entry of the Voting Procedures Order to set certain procedures in connection with voting on the Plan. If the Voting Procedures Order is approved, it will set forth the procedures to be employed in tabulating acceptances and rejections of the Plan.

--------------------------------------------------------------------------------
                      Class Vote Required to Accept a Plan

Acceptance of the Plan by a Class of Claims will be determined by calculating the number and the amount of Claims voting to accept, based only on the Claims in the Class actually voting.

Acceptance by a Class of Claims requires an affirmative vote of a majority of the total Claims voting and two-thirds in amount of the total Claims in the Class voting. Any impaired Class that fails to achieve the specified majority vote will be deemed to have rejected the Plan.
--------------------------------------------------------------------------------

     B. Classes Not Entitled to Vote

            Under section 1126(g) the Bankruptcy Code, holders of Claims or Equity Interests are not entitled to vote if its contractual rights are unimpaired by the Plan or if they will not receive any property under the Plan. Based on this standard, the holders of Claims in Class 2 are not being affected by the Plan and thus are not entitled to vote on the Plan. In addition, the holders of Claims or Equity Interests in Classes 5 and 6 are unlikely to receive any property under the Plan. Therefore, they are deemed to reject the Plan and are not entitled to vote. For a summary of the Classes entitled to vote, see the table and descriptions in Section IV.D.

     C. Voting

            In order for your vote to be counted, your vote must be received by Timothy R. Wheeler, Esq. at the following address before the voting deadline of 5:00 p.m., Eastern Time, on [______], 2006:

               -------------------------------------------------
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                         ATTN: Timothy R. Wheeler, Esq.
               -------------------------------------------------

            If the instructions on your ballot require you to return the ballot to your bank, broker or other nominee, or to its agent, you must deliver your ballot to them in sufficient time for them to process it and return it to Timothy R. Wheeler, Esq. at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 before the voting deadline. If a ballot is damaged or lost, you may contact Timothy R. Wheeler, Esq. by calling (973) 597-2500. Any ballot that is executed and returned but which does not indicate an acceptance or rejection will be treated as an acceptance.

                                       IX.

                            CONFIRMATION OF THE PLAN

     A. Confirmation Hearing

      --------------------------------------------------------------------
                             Confirmation Hearing

      The Court will hold the confirmation hearing at the following time and place:

      Date and Time: commencing at [______], 2006. (Eastern Time), on
      [_______].

      Place: The United States Bankruptcy Court, District of New Jersey, Clarkson S. Fisher US Courthouse, 402 East State Street, Trenton, NJ 08608.

      Judge: The Honorable Raymond T. Lyons

      The confirmation hearing may be adjourned from time to time by the Debtor or the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing.
      --------------------------------------------------------------------


            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, state the name and address of the objecting party and the nature of the Claim or Equity Interest of such party, provide a concise statement of the basis for such objection or proposed modification, including, if applicable: (i) the specific page number of the Plan to which the objection refers; (ii) the specific language proposed to be deleted, if a deletion is sought; (iii) a draft of the precise language that the objecting party proposes be added or substituted; and (iv) the reasons and statutory or other authority therefor and be filed, together with proof of service, with the Bankruptcy Court (with a copy to the chambers of the Honorable Raymond T. Lyons), and must further be served upon the following parties: (1) Able Laboratories, Inc., 1 Able Drive, Cranbury, New Jersey 08512-0869, Attn: Richard M. Shepperd; (2) Cadwalader, Wickersham & Taft LLP, 1201 F Street N.W., Suite 1100, Washington, DC 20004, Attn: Mark C. Ellenberg, Esq., co-counsel to the Debtor and Debtor-in-Possession; (3) Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attn: Deborah J. Piazza, Esq., co-counsel to the Debtor and Debtor-in-Possession; (3) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attn: Sharon Levine, Esq., co-counsel to the Debtor and Debtor-In-Possession; (4) Duane Morris LLP, 744 Broad Street, Suite 1200, Newark, New Jersey 07102, Attn: Walter Greenhalgh, Esq., counsel to the Committee; and (5) Office of the United States Trustee, One Newark Center, Suite 2100, Newark, New Jersey 07102, Attn: Fran B. Steele, Esq., in each case so as to be actually received no later than 4 p.m. (Eastern Time) on [_______], 2006.

            Objections to confirmation of the Plan are governed by Rule 9014 of the Federal Rules of Bankruptcy Procedure. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

            The Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired classes of Claims entitled to vote or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class and as to the impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, (ii) is feasible and (iii) is in the "best interests" of the holders of Claims and Equity Interests impaired under the Plan.

     B. Acceptance of the Plan

            The Bankruptcy Code defines acceptance of a chapter 11 plan by a class of creditors as acceptance by creditors holding two-thirds (2/3) in dollar amount and a majority in number of the claims in such class (other than any such creditor designated under section 1126(e) of the Bankruptcy Code), but for that purpose counts only those creditors that actually cast ballots. Holders of claims that fail to vote are not counted as either accepting or rejecting a plan.

     C. No Unfair Discrimination/Fair and Equitable Test

            In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtor if, as to each impaired Class of Claims which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." Because the holders of Claims or Equity Interests in Classes 5 and 6 will not receive any distribution under the Plan and are, therefore, deemed to have rejected the Plan, the Bankruptcy Court may only confirm the Plan if the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such Classes of Claims and Equity Interests.

            A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or equity interests receives more than it legally is entitled to receive for its claims or equity interests.

            Under the Bankruptcy Code, "fair and equitable" has different meanings for secured and unsecured claims. With respect to a secured claim, "fair and equitable" means (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal in value to the allowed amount of its claim with a present value as of the effective date of the plan at least equal in value to such creditor's interest in the Debtor's interest in the property securing its claim, (ii) if property subject to the lien of the impaired secured creditor is sold free and clear of that lien, the lien attaches to the proceeds of the sale, and such lien proceeds are treated in accordance with clause (i) or (iii) of this paragraph, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

            With respect to an unsecured claim, "fair and equitable" means either (i) each impaired unsecured creditor receives or retains property of a value, as of the effective date of the plan, equal to the amount of its allowed claim, or (ii) the holders of claims or interests that are junior to the claims or interests of the dissenting class will not receive or retain any property under the plan.

            With respect to equity interests, "fair and equitable" means that each equity interest holder (i) will receive or retain property of a value, as of the effective date of the plan, equal to the greatest of (a) the allowed amount of any fixed liquidation preference to which such holder is entitled, (b) any fixed redemption price to which such holder is entitled, or (c) the value of such interest; or (ii) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan on account of such junior interest.

            Under the Plan, no holder in a Class of Claims is to receive Cash or other property in excess of the full amount of its Allowed Claim. As to holders of Allowed Secured Claims, the Plan provides that each such holder will retain its liens to the extent of its Allowed Claim and will receive on the Initial Distribution Date a Cash payment or payment in kind equal in value to the Allowed Amount of its Secured Claim. As to holders of Allowed General Unsecured Claims, no holder of a Claim or Equity Interest with rights junior to holders of more senior Claims will receive any distributions or retain any property under the Plan until such senior creditors have received full payment on account of its Allowed Claims. As to holders of Allowed Equity Interests, although such holders will not receive or retain any property under the Plan, there is no class junior to such Equity Interests which receives or retains any property under the Plan. Accordingly, the Debtor believes that the Plan does not discriminate unfairly as to any impaired Class of Claims or Equity Interests and is fair and equitable with respect to each such Class.

     D. The Best Interests Test and Liquidation Analysis

            The Bankruptcy Code provides that the Plan will not be confirmed, regardless of whether or not anyone objects to Confirmation, unless the Bankruptcy Court finds that the Plan is in the "best interests" of all Classes of Claims and Equity Interests which are impaired. The "best interests" test will be satisfied by a finding of the Bankruptcy Court that either (i) all holders of impaired Claims or Equity Interests have accepted the Plan, or (ii) the Plan will provide such a holder that has not accepted the Plan with a recovery at least equal in value to the recovery such holder would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

THE DEBTOR BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF EACH CLASS OF CLAIMS OR EQUITY INTERESTS WHICH IS IMPAIRED UNDER THE PLAN.

            The starting point in determining whether the Plan meets the "best interests" test is a determination of the amount of proceeds that would be generated from the liquidation of the Debtor's remaining assets in the context of a chapter 7 liquidation. Such value must then be reduced by the costs of such liquidation, including costs incurred during the Chapter 11 Case and allowed under chapter 7 of the Bankruptcy Code (such as professionals' fees and expenses), a trustee's fees, and the fees and expenses of professionals retained by a trustee. The potential chapter 7 liquidation distribution in respect of each Class must be further reduced by costs imposed by the delay caused by conversion to chapter 7. The net present value of a hypothetical chapter 7 liquidation distribution in respect of an impaired Class is then compared to the recovery in respect of such Class provided for in the Plan. In a chapter 7 case, the Debtor's assets are usually sold by a chapter 7 trustee. Secured creditors are paid first from the sales proceeds of properties on which the secured creditor has a lien. Administrative claims are paid next. Next, unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims. Finally, interest holders receive the balance that remains after all creditors are paid, if any. A liquidation analysis is annexed hereto as Exhibit "C."

            In order for the Court to confirm this Plan, the Court must find that all creditors and interest holders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a chapter 7 liquidation. For the reasons set forth above, the Debtor submits that each impaired Class will receive under the Plan a recovery at least equal in value to the recovery such Class would receive pursuant to a liquidation of the Debtor under chapter 7 of the Bankruptcy Code.

     E. Feasibility

            Section 1129(a)(11) of the Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the Bankruptcy Court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor, unless such reorganization or liquidation is proposed in the Plan. Because the Plan provides for the liquidation of the Debtor, the Bankruptcy Court will find that the Plan is feasible if it determines that the Debtor will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet its post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the chapter 11 Case.

            The Debtor maintains that it will have enough cash on hand on the projected Effective Date to pay all the claims and expenses that are entitled to payment on such date as illustrated here:

            Cash Debtor will have on hand - approximately $14,820,000 (This does not include the $3,000,000 cash Debtor has in escrow account to be paid as described above)

            To Pay: Administrative expense claims to professionals - approximately $800,000

            To Pay: Statutory costs & charges - approximately $15,000

            To Pay: Other Plan Payments due on Effective Date - n/a

            Balance of all Cash after paying these amounts - $17,820,000 (Cash on hand as of Effective Date is net of payments to be made)

            The sources of the available Cash Debtor will have on hand by the Effective Date, as shown above are:

            $14,820,000  Remaining proceeds of asset sale

            $14,820,000  Total

            Accordingly, the Debtor believes, on the basis of the foregoing, that the Plan satisfies the financial feasibility requirement imposed by the Bankruptcy Code.

     F. Effective Date

            1. Conditions to the Effective Date.

            Under the Plan, the following conditions to the Effective Date must occur:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order, in form and substance satisfactory to the Debtor;

                  (b) No stay of the Confirmation Order shall then be in effect; and

                  (c) All documents, instruments and agreements, in form and substance satisfactory to the Debtor, provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.

            2. Waiver of Conditions.

            The Debtor may waive the conditions to effectiveness of the Plan set forth in Section 11.2 of the Plan.

                                       X.

                            ALTERNATIVES TO THE PLAN

            The Debtor has determined that the Plan is the most practical means of providing for maximum recoveries to creditors. Alternatives to the Plan which have been considered and evaluated by the Debtor during the course of the Chapter 11 case include (a) liquidation of the Debtor's remaining assets under chapter 7 of the Bankruptcy Code, and (b) an alternative chapter 11 plan. Thorough consideration of these alternatives to the Plan have led the Debtor to conclude that the Plan, in comparison, will likely provide a greater recovery to creditors on a more expeditious timetable, and in a manner which minimizes certain inherent risks in any other course of action available to the Debtor.

     A. Liquidation Under Chapter 7

            If the Plan or any other chapter 11 plan for the Debtor cannot be confirmed under section 1129(a) and (b) of the Bankruptcy Code, the Chapter 11 Case may be converted to Case under chapter 7 of the Bankruptcy Code, in which case a trustee(s) would be elected or appointed to liquidate any remaining assets of the Debtor for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. If a trustee(s) is appointed and the remaining assets of the Debtor are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding General Unsecured Claims may receive distributions of a lesser value on account of its Allowed Claims and may have to wait a longer period of time to receive such distributions than they would under the Plan.

     B. Alternative Chapter 11 Plan

            If the Plan is not confirmed, the Debtor, or any other party in interest, may attempt to formulate an alternative chapter 11 plan which might provide for the liquidation of its remaining assets other than as provided by the Plan. However, since substantially all of the Debtor's assets have already been converted to Cash and the Plan provides for the distribution of the proceeds in accordance with the statutory priorities established by the Bankruptcy Code, the Debtor believes that any alternative chapter 11 plan will necessarily be substantially similar to the Plan. Any attempt to formulate an alternative chapter 11 plan would unnecessarily delay creditors' receipt of distributions yet to be made and, due to the incurrence of additional administrative expenses during such period of delay, may provide for smaller distributions to holders of General Unsecured Claims than are currently provided for in the Plan. Accordingly, the Debtor believes that the Plan will enable all creditors to realize the greatest possible recovery on its respective Claims with the least delay.

     C. Certain Risk Factors

            In the event that the Plan is not confirmed the Debtor will incur substantial expenses related to the development and confirmation of a new plan of reorganization and possibly the approval of a new disclosure statement. This would only prolong unnecessarily the administration of the Debtor's assets and negatively affect creditors' recoveries on their Claims.

            Likewise, as described above in IX.D., in the event this matter is converted to a case under chapter 7 of the Bankruptcy Code, the Debtor will incur substantial expenses related to hiring additional professionals. As the Debtor's assets have already been liquidated, the additional cost will only serve to reduce distributions to creditors.

            In addition, the debtor agreed to indemnify Sun, as purchaser of its assets, against any losses, costs and expenses arising out of or relating to any misrepresentations or breaches of warranties or covenants in the asset purchase agreement between the Debtor and Sun. In the event Sun asserts it in fact had losses and was entitled to reimbursement from all or part of the funds in the escrow account, and Able does not believe Sun had such losses, Able would have to spend time and money litigating Sun's claims. As the Debtor is in the process of winding down its operation, any such litigation with Sun will become more complicated as personnel with knowledge of the Debtor's business and the asset purchase agreement with Sun depart the Debtor.

                                       XI.

                         EFFECT OF CONFIRMATION OF PLAN

     A. Effect of Confirmation

            1. Release of Assets.

            Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtor, its assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in
Section 12 of the Plan, and the Debtor shall perform and wind up its affairs as provided in the Plan.

            2. Binding Effect Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interests in, the Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

            3. Injunction Against Asserting Claims or Interests.

            On and after the Confirmation Date, subject to the Effective Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the Debtor for which the Debtor retains sole and exclusive authority to pursue in accordance with Section 12.5 of the Plan.

            4. Termination of Stays Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

            5. Rights of Action On and after the Effective Date, and except as may otherwise be agreed to by the Debtor, the Debtor will retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any Person and rights of the Debtor that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code. The Debtor may pursue, abandon, settle or release any or all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtor may, in its discretion, offset any such claim held against a Person against any payment due such Person under the Plan; provided, however, that any claims of the Debtor arising before the Commencement Date shall first be offset against Claims against any of the Debtor arising before the Commencement Date.

     B. Discharge

            The Plan provides that upon confirmation of the Plan, the Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan, to the extent specified in 11 U.S.C. ss.1141. However, any liability imposed by the Plan will not be discharged. If Confirmation of the Plan does not occur or if, after Confirmation occurs, the Debtor elects to terminate the plan, the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims against the Debtor or its estate or any other persons, or to prejudice any manner the rights of the Debtor or its estate or any person in any further proceeding involving the Debtor or its estate. The provisions of the Plan shall be bidding upon Debtor, all Creditors and all Equity Interest Holders, regardless of whether such Claims or Equity Interest holders are impaired or whether such parties accept the Plan, upon Confirmation thereof.

     C. Modification of Plan

            The Debtor may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if the Debtor modifies the Plan before confirmation.

            The Debtor may also seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated and
(2) the Court authorizes the proposed modification after notice and a hearing. The Debtor further reserves the right to modify the treatment of any Allowed Claims at any time after the Effective Date of the Plan upon the consent of the Creditor whose Allowed Claim treatment is being modified, so long as no other Creditors are materially adversely affected.

     D. Post-Confirmation Conversion/Dismissal

            A creditor or party in interest may bring a motion to convert or dismiss the case under Section 1112(b), after the Plan is confirmed, if there is a default in performance of the Plan or if cause exists under Section 1112(b). If the Court orders the case converted to chapter 7 after the Plan is confirmed, then all property that had been property of the chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

     E. Payment of Statutory Fees

            Quarterly fees pursuant to 28 U.S.C. ss.1930(a)(6) continue to be payable to the Office of the United States Trustee post-confirmation until such time as the case is converted, dismissed, or closed pursuant to a final decree.

                                      XII.

                                   Conclusion

            The Debtor believes that the Plan is in the best interests of all of its creditors and equity holders and urges the holders of impaired Claims in Classes 1, 3 and 4 to vote to accept the Plan and to evidence such acceptance by returning its Ballots so that they will be received by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attn: Timothy R. Wheeler, Esq., not later than 5:00 p.m. (Eastern Time) on [_______], 2006.

Dated:    As of February 27, 2006

                                                 Respectfully submitted,

                                                 ABLE LABORATORIES, INC.



                                                 By: /s/Richard M. Shepperd
                                                    --------------------------
                                                 Name: Richard M. Shepperd
                                                 Title: Authorized Officer

                                    Exhibit A

                                    GLOSSARY

            The terms in the following table are used in this Disclosure Statement and, in most cases, the Plan. The definitions given below of terms used in the Plan are summaries. Please refer to the Plan for the complete definitions of those terms and other defined terms used throughout this Disclosure Statement. Unless otherwise specified, all section references in this Disclosure Statement are to sections of this Disclosure Statement.

------------------------------------ -------------------------------------------
Administrative Claims Bar Date       The deadline for filing Administrative
                                     Claims, including Fee Claims, which date shall be thirty (30) days after the Effective Date.

Administrative Expense Claim         Any right to payment constituting a cost or
                                     expense of administration of the Chapter 11
                                     Case allowed under sections 503(b) and
                                     507(a)(1) of the Bankruptcy Code,
                                     including, without limitation, any actual and necessary costs and expenses of preserving the Debtor's Estate, any actual and necessary costs and expenses of operating the Debtor's business as a debtor-in-possession, any indebtedness or obligations incurred or assumed by the Debtor, as a debtor-in-possession, during the Chapter 11 Case, and any allowances of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections 330 or 503 of the Bankruptcy
                                     Code.

Allowed With reference to any Claim or Equity Interest, (i) any Claim against or Equity Interest in the Debtor that has been listed by the Debtor in the Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or equity interest has been filed, (ii) any timely filed Claim or Equity Interest as to which no objection to allowance has been interposed in accordance with section V.A.3 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent that such objection is determined in favor of the respective holder, or (iii) any Claim or Equity Interest allowed by a Final Order or expressly provided for under the Plan.

Allowed Amount                       With respect to any Claim, the lesser of
                                     (i) the dollar amount of such Claim as
                                     Allowed; (ii) the estimated amount of such Claim; and (iii) the dollar amount agreed to by Able. Unless otherwise provided in the Plan or a Final Order of the Bankruptcy
                                     Court, the Allowed Amount of an Allowed
                                     Claim shall not include interest or
                                     penalties accruing on such Allowed Claim from and after the Commencement Date. In addition, unless an order of the Bankruptcy
                                     Court provides otherwise, the Allowed
                                     Amount of an Allowed Claim shall not, for any purpose under the Plan, include interest at any default rate of interest.

Available Cash                       The actual aggregate sum of cash available
                                     in the Debtor's Estate for distribution to its Unsecured Creditors (after the payment of any allowed secured, administrative and priority claims against the Debtor and after the establishment of the necessary
                                     Reserves to administer the Debtor's
                                     Estate).

Avoidance Action                     Any and all avoidance or recovery actions
                                     under sections 502(d), 542, 544, 547, 548,
                                     549, 550, 551 and 553 of the Bankruptcy
                                     Code, or under related state or federal
                                     statutes and common law, whether or not
                                     litigation has been commenced with respect to such causes of action as of the Effective Date.

Ballot Each of the ballots and/or master ballots distributed with the Disclosure Statement to holders of Impaired Claims against or Equity Interests in Able (other than to holders of Impaired Claims or Equity Interests deemed to have rejected the Plan or otherwise not entitled to vote on the
                                     Plan) on which such ballot such holder of a Claim or Equity Interest may, among other things, vote to accept or reject the Plan.

Bankruptcy Code                      Title 11 of the United States Code, as in
                                     effect on the Commencement Date, together with all amendments, modifications and replacements of the foregoing, as the same may exist on any relevant date to the extent applicable to the Chapter 11 Case.

Bankruptcy Court                     The United States Bankruptcy Court for the
                                     District of New Jersey having jurisdiction over this Chapter 11 Case and, to the extent of the reference of the Chapter 11
                                     Case is withdrawn pursuant to 28 U.S.C. ss.
                                     157(d), the United States District Court for the District of New Jersey.

Bankruptcy Rules                     Collectively, (a) the Federal Rules of
                                     Bankruptcy Procedure as promulgated by the United States Supreme Court under section
                                     2075, title 28, United States Code; (b) the
                                     Federal Rules of Civil Procedure, as
                                     applicable to the Chapter 11 Case or
                                     proceedings therein; and (c) the local
                                     rules of the Bankruptcy Court, all as
                                     amended from time to time and applicable in this Chapter 11 Case.

Bar Date For most creditors, March 20, 2006, was established as the last date upon which proofs of claim and equity interests could be filed against the Debtor. With respect to the top 20 unsecured creditors, as set forth in the chapter 11 petition filed on July 18, 2005, the Bankruptcy Court established November 16, 2005 as the last date and time upon which proofs of claim or equity interest could be filed against the Debtor's Estate for those claimants.

Business Day                         Any day other than a Saturday, a Sunday, or
                                     any other day on which banking institutions in New Jersey are required or authorized to close by law or executive order.

Cash                                 Legal tender of the United States of
                                     America.

Cash Pool                            Available Cash allocated to the holders of
                                     Allowed General Unsecured Claims.

Causes of Action                     Any and all actions, causes of action,
                                     Liabilities, obligations, accounts,
                                     controversies, rights to legal remedies, rights to equitable remedies, rights to payment, suits, debts, sums of money, damages, judgments, Claims, and Demands, whatsoever, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or which may be brought on behalf of Able and/or the Estate, arising under any provisions of the Bankruptcy Code or other applicable law.

Chapter 11 Case                      The voluntary case commenced by the Debtor
                                     under chapter 11 of the Bankruptcy Code on the Commencement Date in the United States
                                     Bankruptcy Court for the District of New
                                     Jersey, styled In re Able Laboratories,
                                     Inc., Case No. 05-33129-RTL, which is
                                     currently pending before the Bankruptcy
                                     Court.

Claim Either (i) any right to payment from any of the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, known or unknown.

Class A class of Claims or Equity Interests established pursuant to Section 3 of the Plan.

Collateral                           Any property or interest in property of the
                                     Debtor's Estate subject to a valid and
                                     properly perfected lien, charge or other encumbrance to secure the payment or performance of a Claim, which lien, charge or other encumbrance is not subject to avoidance under the Bankruptcy Code or other applicable law.

Commencement Date                    July 18, 2005, the date the Debtor's
                                     Chapter 11 case was commenced.

Committee                            The official committee of general unsecured
                                     creditors appointed by the Office of the United States Trustee in the Chapter 11
                                     Case pursuant to section 1102 of the
                                     Bankruptcy Code, as the membership of such Committee may be altered from time to time.

Confirmation Date                    The date on which the Clerk of the
                                     Bankruptcy Court enters the Confirmation
                                     Order.

Confirmation Hearing                 The hearing to be held by the Bankruptcy
                                     Court pursuant to section 1128 of the
                                     Bankruptcy Code regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order                   The order of the Bankruptcy Court
                                     confirming the Plan pursuant to section
                                     1129 of the Bankruptcy Code.

Cure The distribution of Cash, or such other property as may be agreed upon by the parties and/or ordered by the Bankruptcy Court, with respect to the assumption of an Executory Contract pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all accrued, due, and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such Executory Contract, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

Debtor Able Laboratories, Inc., including in its capacity as a debtor-in-possession pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

Disallowed                           When used with respect to a Claim against
                                     Able, a Claim that: (a) is disallowed in whole or in part (but solely to the extent of such disallowance) by an order of the Bankruptcy Court or other court of competent jurisdiction; or (b) has been withdrawn, in whole or in part, by the holder thereof.

Disbursing Agent                     Any entity (including the Debtor if it acts
                                     in such capacity) in its capacity as a
                                     disbursing agent under Section 7.3 of the Plan.

Disclosure Statement                 This document together with the annexed
                                     exhibits.

Disputed Claim                       Any Claim that has not been Allowed
                                     pursuant to the Plan or a Final Order,
                                     including, without limitation,

                                     (a) if no proof of claim has been timely and properly filed, a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtor, the Committee or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                                     (b) if a proof of claim (whether relating to a Claim arising before or after the Commencement Date), or request for payment of an Administrative Expense Claim, has been timely and properly filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but for which the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated and which has not been resolved by written agreement of the parties or a Final Order;
                                     (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtor, Committee, or any other party in interest, which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim. Further, a creditor who timely and properly filed a Cure Claim under section 365(b) of the Bankruptcy Code
                                     relating to the assumption and/or
                                     assumption and assignment of an executory contract or unexpired lease during the Chapter 11 Case, which Cure Claim has not been resolved by written agreement of the parties or a Final Order, shall be deemed to have a Disputed Claim to the extent that such timely and properly filed Claim differs from the amount, if any, of such Claim in the Debtor's books and records.

                                     (c) Because it is not anticipated that the holders of Allowed Equity Interests will receive any distribution on account of such Equity Interests, it is unnecessary to characterize any Equity Interests, or any portion thereof, as Disputed.

                                     (d) Further, notwithstanding anything to the contrary in the Plan, if a Claim is or has been deemed disallowed for failure to comply with the Bar Date, such Claim will not receive any distribution on account of such Claim, and, thus, it is unnecessary to characterize or otherwise treat any such Claims as Disputed under the Plan.

                                     (e) For purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtor or the Committee, as the case may be, of any objections to the allowance of Claims, any Claim that is not identified by the Debtor as an Allowed Claim shall be deemed a Disputed Claim.


Disputed Claims Reserve              In the event there exists any Disputed
                                     Claim on or after the Effective Date, Cash to be set aside by the Debtor in an interest-bearing account, in amounts sufficient to pay all such Disputed Claims in accordance with the provisions of the Plan, if such Disputed Claims become
                                     Allowed Claims, and to be maintained under the Plan, as set forth more fully in section 8.6 of the Plan. For Disputed
                                     Claims in Class 3, the amount of Cash to be set aside by the Debtor on the Effective
                                     Date shall not exceed the amount of the
                                     Cash Pool.

Distribution Record Date             The date fixed as the "Distribution Record
                                     Date" by order of the Bankruptcy Court
                                     approving, inter alia, procedures to
                                     solicit acceptances or rejections of the Plan.

Distributions                        The properties or interests in property to
                                     be paid or distributed hereunder to the
                                     holders of allowed claims.

Effective Date                       A Business Day on or after the Confirmation
                                     Date specified by the Debtor on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to the effectiveness of the Plan specified in
                                     Section 11.1 thereof have been satisfied or waived.

Equity Interest                      The rights of a holder of an Equity
                                     Security.

Equity Security                      Authorized capital stock, membership
                                     interests, partnership interests or similar ownership interests, whether or not transferable, including any option, warrant or right, contractual or otherwise, to acquire any such interest.

Estate The estate created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Debtor's Chapter 11 Case.

Estimated Recovery Percentage        Projected recovery percentage to General
                                     Unsecured Creditors based upon (i) the
                                     estimated value of the Estate, (ii) the
                                     estimated net Proceeds available for
                                     distribution, (iii) the total amount of
                                     allowed claims estimated against the
                                     Estate, and (iv) the total claims against the combined assets.

Executory Contract                   Any unexpired lease or executory contract
                                     that is subject to treatment under section
                                     365 of the Bankruptcy Code.

FDA                                  The Food and Drug Administration.

Fee Claim                            Collectively, any claim of a: (a)
                                     Professional for allowance of compensation and reimbursement of costs and expenses, and (b) member of the Creditors' Committee for reimbursement of costs and expenses, incurred in the Chapter 11 Case prior to and including the Effective Date.

Final Distribution Date              In the event that there exist on the
                                     Effective Date any Disputed Claims, a date selected by the Debtor, in its sole discretion, on which all such Disputed
                                     Claims have been resolved by or in
                                     accordance with a Final Order.

Final Order                          An order or judgment of the Bankruptcy
                                     Court entered by the Clerk of the
                                     Bankruptcy Court on the docket in the
                                     Chapter 11 Case, whether prior to or after the Effective Date, as to which no appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for reargument or rehearing shall be pending; provided, however, if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

General Unsecured Claim              Any Claim against the Debtor that (i) is
                                     not an Administrative Expense Claim, a
                                     Priority Tax Claim, a Secured Claim, a
                                     Priority Non-Tax Claim, or a Subordinated
                                     Claim, or (ii) is otherwise determined by the Bankruptcy Court to be a General
                                     Unsecured Claim.

Initial Distribution Date            The first date on or after the Effective
                                     Date, as scheduled by the Debtor, in its sole discretion, that a distribution of Cash is made to holders of Allowed Claims under the Plan.

Interim Distribution Date            One or more dates as scheduled by the
                                     Debtor, in its sole discretion, that a
                                     distribution of Cash is made to the holders of Allowed Claims under the Plan after the Initial Distribution Date but before the Final Distribution Date.

Liabilities                          Any and all costs, expenses, actions,
                                     causes of action, suits, controversies,
                                     damages, claims, demands, debts,
                                     liabilities or obligations of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or unmatured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part on any act or omission or other occurrence arising or taking place on or prior to the Effective Date.

Lien The phrase described in section 101(37) of the Bankruptcy Code (but a lien that has been or may be avoided pursuant to an Avoidance Action shall not constitute a
                                     Lien).

Litigation Trust                     The trust created by the Debtor and the
                                     Committee in accordance with the provisions of Section 9 of the Plan and the Litigation
                                     Trust Agreement for the benefit of holders of Allowed Claims.

Litigation Trustee                   The party appointed by the Committee to
                                     administer the Litigation Trust in
                                     accordance with the terms and provisions of
                                     Section 9 of the Plan and the Litigation
                                     Trust Agreement

Litigation Trust Agreement           The trust agreement, which agreement shall
                                     be in form and substance satisfactory to the Committee and substantially in the form contained in the Plan Supplement, pursuant to which the Litigation Trust shall pursue the Litigation Trust Claims, if applicable, and distribute the proceeds thereof, if any.

Litigation Trust Claims              All claims and causes of action asserted,
                                     or which may be asserted, by or on behalf of the Debtor or the Debtor's estate arising under or pursuant to sections 544, 545, 547, 548, 549, 550, 551 and 553 of the
                                     Bankruptcy Code; provided, however, that, under no circumstances, shall such claims and causes of action include any claims and causes of action of the estate of the Debtor waived and released; and, provided, further, that, in the event that the Debtor and the Committee jointly determine not to form the Litigation Trust, the claims and causes of action referred to herein shall be deemed to be assets of the estate, notwithstanding the inclusion of the Debtor or its estate as a plaintiff in such litigation and without the execution and delivery of any additional documents or the entry of any order of the Bankruptcy Court or such other court of competent jurisdiction.

Litigation Trust Interests           The beneficial interests in the Litigation
                                     Trust to be deemed distributed ratably to holders of Allowed Claims pursuant to the terms and conditions of Section 9 of the Plan.

Person An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

Plan The Plan of Able Laboratories, Inc. Under Chapter 11 of the Bankruptcy Code, annexed as Exhibit B to this Disclosure Statement, as the same may be amended from time to time.

Plan Supplement                      A supplemental appendix to the Plan to be
                                     filed with the Bankruptcy Court no fewer than seven (7) days prior to the deadline to file ballots for the Plan and objections to the Plan.

Priority Non-Tax Claim               Any Claim other than an Administrative
                                     Expense Claim or a Priority Tax Claim,
                                     entitled to priority in payment as
                                     specified in section 507(a)(3), (4), (5),
                                     (6), (7) or (9) of the Bankruptcy Code.

Priority Tax Claim                   Any Claim of a governmental unit of the
                                     kind entitled to priority in payment as
                                     specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Proceeds The proceeds available for distribution to unsecured creditors under the Plan, subject to adjustment based upon actual costs and recoveries from additional assets.

Professional                         Any person retained or to be compensated
                                     pursuant to section 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

Pro Rata Share                       The proportionate share of an Allowed
                                     Claim, so that the ratio of the
                                     consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed
                                     Claims in such Class to the amount of all Allowed Claims in such Class.

Reclamation Claim                    A reclamation claim as determined either
                                     (i) by agreement between the Debtor and the claimant; or (ii) by order of the Bankruptcy Court under section 546(c) of the Bankruptcy Code and applicable law.

Releasees                            Collectively, (i) any director, officer,
                                     agent or employee of any Debtor who was
                                     employed or otherwise serving in such
                                     capacity on or after the Commencement Date,
                                     (ii) the outside directors of the Debtor serving in such capacity on the Commencement Date, namely David Tierney,
                                     Elliot Hahn, Harry Silverman, and Jerry
                                     Treppel, (iii) the Committee, and (iv) any member of the Committee, any member, director, officer, agent or employee of a member of the Committee, or any of the Debtor's or the Committee's attorneys or advisors, who were acting, employed or otherwise serving in such capacity on or after the Commencement Date.

Representatives                      The officers, directors, employees, agents,
                                     attorneys, accountants, financial advisors, other representatives, subsidiaries, affiliates, or any person who controls any of these within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Reserves One or more reserves of Cash established by the Debtor, in its sole discretion, in such amounts as determined by the Debtor from time to time in its sole discretion, to fund adequately the administration of the Plan and the Chapter 11 Case on and after the Effective Date.

Schedule of Assumed Contracts        The schedule listing the executory
                                     contracts and unexpired leases to be
                                     assumed by the Debtor, to be filed in the Plan Supplement.

Schedules                            The schedules of assets and liabilities and
                                     the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

Secured Claim                        A Claim to the extent (i) secured by
                                     Collateral, the amount of which Claim is equal to or less than the value of such collateral (A) as set forth in the Plan,
                                     (B) as agreed to by the holder of such
                                     Claim and the Debtor, or (C) as determined by a Final Order in accordance with section
                                     506(a) of the Bankruptcy Code, or (ii)
                                     validly secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code, which right of setoff is not subject to avoidance under the Bankruptcy Code or other applicable law.

Subordinated Claim                   Any Claim against a Debtor, whether secured
                                     or unsecured, for any fine, penalty,
                                     forfeiture, attorneys' fees (to the extent that such attorneys' fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim and not statutorily prescribed, and all claims against the Debtor of the type described in Section 510 of the Bankruptcy Code relating to equity interests (including all Equity Interests).

Tort Claim                           Any Claim related to personal injury,
                                     property damage, products liability,
                                     wrongful death, employment litigation or other similar Claims against the Debtor arising out of events that occurred, in whole or in part, prior to the Commencement
                                     Date, which have not previously been
                                     compromised and settled or otherwise
                                     resolved.

Unsecured Creditor                   A holder of a General Unsecured Claim
                                     against the Debtor.

Voting Procedures Order              An order of the Bankruptcy Court that sets
                                     which Classes of Claims may vote on the
                                     Plan and designates the form of ballot to be used.

------------------------------------ -------------------------------------------

                                    Exhibit B

                         Plan of Able Laboratories, Inc.

                                    Exhibit C

                              Liquidation Analysis


---------------------------------------
ABLE LABORATORIES INC                   -----------------------------------        ------------------------------
Liquidation Analysis as of: 02-27-06          CHAPTER 7  ESTIMATE                           CHAPTER 11   ESTIMATE       Chapter 11
---------------------------------------------------------------------------        ------------------------------
Projected Effective Date: 19-May-06                                         N        19-May-06                   N     Fav/(Unfav)
STATEMENT OF ASSETS:                      BOOK     RECOVERY    EST.         O      BOOK    RECOVERY      EST.    O       versus
Assets avaiflable for distribution:      VALUE        %     Chapter 7       T     VALUE        %     Chapter 11  T     Chapter 7
                                        --------   -------- ---------       E    ------    --------  ----------  E    ------------
    Available Operating Cash:           $ 14,820     100%    $ 14,820  [1.]      14,820     100%       14,820  [11.]           -
    Restricted Cash and Equivalents:       3,000     100%    $  3,000  [2.]       3,000     100%        3,000   "              -
    Accounts Receivable                        -     0.0%           -  [3.]           -     0.0%            -   "              -
    Notes Receivable                           -     0.0%           -  [4.]           -     0.0%            -   "              -
    Inventories                                -     0.0%           -   "             -     0.0%            -   "              -
    Prepaid Expenses                           -     0.0%           -   "             -     0.0%            -                  -
    Other Current Assets                       -     0.0%           -   "             -     0.0%            -                  -
    TOTAL CURRENT ASSETS                $ 17,820             $ 17,820          $ 17,820              $ 17,820                  -

                                                          ------------                           -------------
    Land and Buildings                         -                    -   "             -                     -   "              -
    Machinery & Equipment                      -                    -   "             -                     -   "              -
    Leasehold Improvements & Lab               -                    -   "             -                     -   "              -
                                                          ------------      ------------         -------------
    TOTAL PROPERTY & EQUIPMENT          $      -     0.0%    $      -          $      -     0.0%     $      -   "        $     -
                                                          ------------      ------------         -------------

    OTHER MISC. ASSETS[furn.+comp+i.t.]        -     0.0%           -   "             -     0.0%            -   "              -
    Other                               $      -             $      -   "             -                         "
                                        --------                            ------------
                                        $ 17,820   100.0%    $ 17,820          $ 17,820   100.0%     $ 17,820            $     -
                                        --------                            ------------

    Payments to Construction Liens      $      -             $      -  [5.]                                -   [12.]           -
    Payments to Priority Claims                -                  (50) [6.]           -                   (50)  "              -
    Payments to Secured Holders         $      -             $ (5,500) [7.]    $      -              $ (5,500)  "        $     -
    Payments to Professionals           $      -             $      -  [8.]    $      -                     -   "        $     -
    Cost to Complete Recall & Admin     $      -             $      -   "      $      -                     -   "        $     -
    PROCEEDS Prior to Liquidation Costs:                     $ 12,270                                $ 12,270            $     -

    EST. COSTS OF LIQUIDATION
        Fee of Liquidating Professional                      $   (535) [9.]                          $       -           $    535
              Associated Admin.Expenses                          (249)  "                                    -           $    249

              Payments to Professionals                      $   (279) [10.]                             (210) [13.]     $    69
        Cost to Complete Recall & Admin                      $    (75)  "                                 (60) [14.]     $    15

    ESTIMATED PROCEEDS AVAILABLE TO                       ------------                           -------------         ----------
        CREDITORS:                                           $ 11,132                                $ 12,000            $   868
                                                          ------------                           -------------         ----------
                                                                      file name: Liquidation_JDS_r1
                                                                      file location: Able/Rshep

ABLE LABORATORIES INC.
Liquidation Study as of:
      [projected Effective Date May 19th 2006]


NOTE                      CHAPTER 7 LIQUIDATION ESTIMATE
----                      ------------------------------

 1.]  Available Operating Cash as of May 19, 2006 (internal cash projections 02-25-06)
      This includes all payments to staff operating the Company, closing the Recall, rents for the estate, insurances, audit fees, destruction of finished goods to comply with FDA/DEA regulations.
      Other operating expenses as required. Includes legal & professional fees and the satisfaction of
      Matrix lease obligations, payments to U.S. Trustee, payments for Construction liens; and,
      Payments for the return of Off-Site Equipment in accordance with the Sales Order.
 2.]  Restricted Cash: Escrow Account = $3.0million held in LaSalle Bank - Chicago
 3.]  Accounts Receivable balances have been in a negative position for several months as a result are  Reclassified as liabilities in the Liquidation study & other projections
 4.]  Notes Receivable were deemed uncollectible, Inventories & Other Current Assets were transferred at the time of "363" Sale, (12-22-05), written down to zero eom Dec.05'
      Land and Buildings and Other Misc. Assets were transferred at time to Sale
 5.]  Payments for Construction Liens are assumed paid prior to Effective Date
 6.]  Priority Claims are the Company's best estimate as of 02-25-06
 7.]  Secured Holders [one] the Company's best estimate as of 02-25-06
 8.]  Payments to Professionals are or will be up to date prior to May 19th, 2006 [including "hold backs"]
      Cost to Complete Recall and Internal Admin. Costs are up to date on May 19th, 2006
 9.]  Fee of Liquidating Professionals estimated at standard rate 3% of Total Assets
      Associated Admin. Expenses are estimated at 1.4% of Total Asset Disposition
10.]  Payments to Liquidating Professionals include start up costs for FDA/DEA & other governmental agencies
      In addition the estimate includes services for attorneys & professionals to complete the work of the estate consistent with the Company's projections.

                                CHAPTER 11
                                ----------
11.]  Same as notes 1.] through 4.]
12.]  Same as notes 5.] through 8.]
13.]  Charges for balance of professionals per previous projections
14.]  Estimated costs to complete administration
      [notes 13. and 14. assume this portion of the Estate is completed by June 30th 2006]

                                    Exhibit D

                               Litigation Schedule

                                ABLE LABORATORIES
               STATUS OF PENDING LITIGATION/ADVERSARY PROCEEDINGS

------------------------- ----------------------- ------------------------------
 CASE NAME AND NUMBER             VENUE               NATURE OF ACTION/STATUS
------------------------- ----------------------- ------------------------------
American Floorworks LLC   Bankruptcy Court for    Nature of Suit: Contract
v. Able Labs, et al.      the District of New     action removed from New Jersey
                          Jersey                  Superior Court. Plaintiff
Adv. Proc. 05-6282                                possesses a construction lien
                                                  for the materials and services
                                                  provided.
                                                  Pre-Trial Hearing scheduled
                                                  for March 16, 2006 at 2:00
                                                  p.m.
------------------------- ----------------------- ------------------------------
Rabito v. Able            Bankruptcy Court for    Nature of Suit: Derivative
                          the District of New     action against board of
Adv. Proc. 05-6280        Jersey                  directors alleging breach of
                                                  fiduciary duty; removed from
                                                  New Jersey Superior Court.

                                                  Pre-Trial Hearing scheduled
                                                  for March 16, 2006 at 2:00
                                                  p.m.
------------------------- ----------------------- ------------------------------
Lasker v. Able            Bankruptcy Court for    Nature of Suit: Derivative
                          the District of New     action removed from Delaware
Adv. Proc. 05-6275        Jersey                  Chancery Court.
                                                  Pre-Trial Hearing scheduled
                                                  for March 16, 2006 at 2:00
                                                  p.m.
------------------------- ----------------------- ------------------------------
Johnson v. Able           Bankruptcy Court for    Nature of Suit: Derivative
                          the District of New     action removed from New Jersey
Adv. Proc. 05-6350        Jersey                  Superior Court.
                                                  Pre-Trial Hearing scheduled
                                                  for March 16, 2006 at 2:00
                                                  p.m.
------------------------- ----------------------- ------------------------------
Able v. AmerisourceBergen Bankruptcy Court for    Nature of Suit: Adversary
 Corporation               the District of New    proceeding brought by the
Adv. Proc. 05-2480        Jersey                  Debtor challenging the nature,
                                                  extent and validity of
                                                  AmerisourceBergen's liens

                                                  Hearing re: Order to Show
                                                  Cause For Immediate Relief
                                                  Against Defendant,
                                                  AmerisourceBergen Corp.
                                                  scheduled for March 20, 2006
                                                  at 2:00 p.m.

                                                  Pre-Trial Hearing scheduled
                                                  for April 5, 2006 at 2:00 p.m.
------------------------- ----------------------- ------------------------------
Mehta et al. v. Able      Bankruptcy  Court  for  Nature of Suit: This class
                          the  District  of  New  action alleges WARN Act
Adv. Proc. 05-2756        Jersey                  violations on behalf of
                                                  approximately 340 former
                                                  employees.  The complaint
                                                  asserts that these "wage"
                                                  claims should receive priority
                                                  status and treatment.

                                                  Hearing re: Motion to Dismiss
                                                  WARN Act scheduled for March
                                                  20, 2006 at 2:00 p.m.

                                                  Pre-Trial Hearing scheduled
                                                  for March 20, 2006 at 2:00
                                                  p.m.

                                                  Hearing re: Motion of Official
                                                  Committee of Unsecured
                                                  Creditors to Intervene
                                                  scheduled for March
                                                  20, 2006 at 2:00 p.m.
------------------------- ----------------------- ------------------------------
Kirtley et al. v. Able    Bankruptcy  Court for   Nature of Suit: Class Action
                          the  District  of New   Complaint For: Consumer Fraud
Adv. Proc. 05-6128        Jersey                  Act, Fraud, Negligent
                                                  Misrepresentation, Breach of
                                                  Contract and Unjust
                                                  Enrichment.

                                                  Hearing re: Motion of Hempel
                                                  (USA) Inc. to intervene in the
                                                  within adversary proceeding as
                                                  a party plaintiff scheduled
                                                  for March 6, 2006 at 2:00 p.m.

                                                  Pre-Trial Hearing scheduled
                                                  for March 1, 2006 at 2:00 p.m.
------------------------- ----------------------- ------------------------------
Lodish v. Able            District Court for      Nature of Suit: Class action
                          the District of New     alleging violations of the
05-2681                   Jersey                  Securities Exchange Act

                                                  Hearing held on 1/23/2006.

LEAD CASE

(all other related cases                          Order entered on 1/26/06
consolidated into                                 consolidating cases
05-2681 and closed)                               05-2683,05-2684,05-2685,
                                                  05-2810,05-3013,05-3068,
                                                  05-3083,05-3378 with 05-2681
                                                  and shall have the caption IN
                                                  RE ABLE LABORATORIES
                                                  SECURITIES LITIGATION
------------------------- ----------------------- ------------------------------
Cummings v. Able          District Court for
                          the District of New
05-3378                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------------------------------ -------------------------------
Silverman v. Able         District Court for
                          the District of New
05-3068                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Skoros v. Able            District Court for
                          the District of New
05-2810                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Micro Investors,
LLC v. Able               District Court for
                          the District of New
05-2684                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Kriegel v. Able           District Court for
                          the District of New
05-2683                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Communications Workers    District Court for
 of America v. Able       the District of New
05-2685                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Hand v. Able              District Court for
                          the District of New
05-3083                   Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
McFarlane v. Able         District Court for
                          the District of New
05-03013                  Jersey                  Civil case consolidated into
                                                  05-2681 and closed.
------------------------- ----------------------- ------------------------------
Evans v. CVS et al.       Commonwealth of         Able dismissed as a defendant
                          Kentucky                by Order of the Court dated
                                                  February 13, 2006.
05-01191
------------------------- ----------------------- ------------------------------